SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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AIR PRODUCTS AND CHEMICALS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

December 13, 2013

Dear Fellow Stockholder:

On behalf of your Board of Directors, I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of Air Products and Chemicals, Inc. to be held at 2:00 p.m., Thursday, January 23, 2014, at the Company’s Corporate Headquarters in Allentown, Pennsylvania. Admission procedures are explained in the attached Proxy Statement, and directions appear on the last page of these materials. We have made arrangements to keep parking and navigating our corporate campus easy for you. I hope you will be able to join us.

Attached you will find a Notice of Annual Meeting and Proxy Statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet. Your vote is important. I encourage you to sign and return your proxy card or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

We place great importance on maintaining an active dialogue with, and fully informing stockholders about, our governance policies and practices. In the 2013 Highlights section of this Proxy Statement, you will see summaries of some important governance actions the Board has taken this year. The Board responded to some new challenges in 2013. When evaluating the appropriate response to these challenges, the Board sought, as always, to ensure that the Company’s governance processes, as well as its business, were managed in a manner that serves your long-term interests.

We would like to thank Mario Baeza, Michael Donahue, and Ursula Fairbairn who, after contributing invaluably to the Company’s direction and governance for over a decade each, are retiring from our Board in January. This year we have also welcomed three excellent new independent directors who are excited about the opportunity to represent our stockholders in helping the Company achieve its strategic objectives.

I have also announced that I will be retiring in 2014, so this will be my last Annual Meeting on the podium. I have very much enjoyed the opportunity to meet with stockholders at our Annual Meetings over the years, and I look forward to seeing you in January.

Cordially,

John E. McGlade

Chairman, President, and Chief Executive Officer

HIGHLIGHTS OF 2013 PROXY STATEMENT

This section summarizes information contained elsewhere in the proxy statement. These highlights do not contain all the information that you should consider before voting or provide a complete description of the topics covered. Please read the entire proxy statement before voting.

Meeting Information

Date and Time:	Thursday, January 23, 2014, at 2:00 p.m.

Place:	Auditorium, Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195

Record Date:	November 29, 2013

Items of Business

	Board Vote Recommendation	Votes Required	Page
Elect the four nominees proposed by the Board of Directors as directors for a term ending in 2017.	For	Majority of Votes Cast	6
Ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2014.	For	Majority of Votes Cast	6
Conduct an advisory vote on Executive Officer compensation.	For	Majority of Votes Cast	6
Amend the Company’s Certificate of Incorporation to phase out and eliminate the classified board to provide for the annual election of all directors.	For	Majority of Shares Outstanding	7
Other business that properly comes before the meeting or any postponement or adjournment of the meeting.	N/A	—	—

Director Nominees

Name	Primary Career
Chad Deaton	Former Chairman and Chief Executive Officer, Baker Hughes, Inc.
Edward Monser	President and Chief Operating Officer, Emerson Electric Co.
Matthew Paull	Former Senior Executive Vice President and Chief Financial Officer, McDonald’s Corporation
Lawrence Smith	Former Executive Vice President and Chief Financial Officer, Comcast Corporation

2013 Performance Highlights

•	Sales from continuing operations increased 6% versus prior year.

•	Earnings per share increased 2.4%.[1]

•	We returned $1,027,264,192 to stockholders through dividends and share repurchases, increasing dividends for the 31st consecutive year.

•	Total shareholder return was 33%.

•	We strengthened leadership positions in key markets, announcing new projects in China, natural gas liquefaction equipment, and hydrogen, and expanded our project backlog to 3.5 billion.

•

We were named to the Dow Jones Sustainability Index, the Carbon Disclosure Project Global and S&P 500 Disclosure and Performance Leadership Indexes, the FTSE4 Good Index, Corporate Responsibility Magazine’s 100 Best Corporate Citizens, and China’s Top 100 Ideal Employers.

[1]	Comparison is non-GAAP and based on continuing operations, excluding certain items for fiscal years 2012 and 2013. See Appendix A for a reconciliation to GAAP measures.

i

Governance Highlights

•	In February, the Board of Directors (“Board”) announced the election of David H. Y. Ho to the Board as part of its ongoing process to refresh the skills and experience of the Board.

•	In May, the Board announced plans to recommend phase out and elimination of the Company’s classified board structure to stockholders at the 2014 Annual Meeting.

•

In July, responding to a rapid accumulation of a substantial block of the Company’s shares, the Board adopted a stockholder rights plan to ensure that control of the Company’s future direction would not be effectively ceded without the consent of the stockholders or an opportunity for action by the Board.

•

In September, the Company announced that the Board added three new independent directors and that three current Board members would retire in January. The Board also announced that Chairman, President, and Chief Executive Officer John E. McGlade would retire in 2014, and the Board would form a search committee to identify a successor.

Four New Independent Directors in 2013

Name	Primary Occupation	Key Skills, Experience, and Qualifications
Seifi Ghasemi	Chairman and Chief Executive Officer, Rockwood Holdings, Inc.	• Extensive industry experience in industrial gases and specialty chemicals • Governance and leadership of multinational organizations • Strategic planning and portfolio management
David H. Y. Ho	Chairman and Founder of Kiina Investment Ltd.	• Extensive experience establishing and building businesses in China • Government relations and international trade • Asian operations and marketing; joint venture operations
Edward L. Monser	President and Chief Operating Officer, Emerson Electric Co.

•  Significant international business experience with focus on emerging markets

•  Deep understanding of industrial operations, supply chain optimization, and continuous improvement

•  Strategic planning and organizational development

Matthew H. Paull	Former Senior Vice President and Chief Financial Officer, McDonald’s Corporation	• Significant financial expertise • Understanding of capital markets, corporate finance, accounting and controls, and investor relations • Broad experience in global operations

Compensation Highlights

•	At the January 2013 Annual Meeting of Stockholders, stockholders supported the Company’s Executive Officer compensation program by a vote of 95.1% of the votes cast.

•

The Management Development and Compensation Committee of the Board determined to tie a larger percentage of Executive Officer long-term incentives to specific performance goals rather than solely to stock performance. For fiscal year 2014, the mix of long-term incentives will be changed as follows:

	2013	2014
Stock Options	50%	40%
Performance Shares	25%	35%
Restricted Shares	25%	25%

The Committee believes this allocation will preserve strong incentives to drive stock performance and specific performance goals and continue to promote retention.

•

The Committee also determined to differentiate the performance measures used in the long-term and short-term incentive programs. Underlying sales growth and earnings per share growth will be used as the performance measures for the Annual Incentive Plan for fiscal year 2014. The Committee evaluated several performance measures and reviewed peer group practices, after which it determined to add underlying sales growth to focus management on loading capacity in existing assets. This measure will be balanced with the earnings measure to ensure that it drives profitable growth.

•	We continued our demonstrated commitment to performance-driven pay:

The chart below compares Target and Realizable Pay for the chief executive officer over successive three-year periods to Total Shareholder Return (TSR) for the same period.2 The chart shows the sensitivity of Realizable Pay to TSR, as Target Pay remains relatively stable.

[2]

Target pay is target total direct compensation. Please see page 43 for an explanation of total direct compensation. We use the definition of Realizable Pay recommended by The Conference Board Working Group on Supplemental Pay Disclosure in “Supplemental Pay Disclosure: Overview of Issues, Proposal Definitions, and a Conceptual Framework” (The Conference Board, 2013). Realizable Pay includes base salary, actual annual incentive awards, and the year-end value of the equity awards issued during the relevant period using the closing market price of our common stock on the last trading day of the period. Year-end value for stock options is the intrinsic value of the option; i.e., the amount of the difference between the exercise price of the option and the closing market price of a share of stock on the last day of the fiscal year. Performance shares are reflected at the target level. Total Shareholder Return is stock price appreciation from the first day of the period through the last, plus dividends paid for the year.

Notice of Annual Meeting of Stockholders

Date and Time	Thursday, January 23, 2014

2:00 p.m. (Eastern Standard Time)

Location	Corporate Headquarters Auditorium

7201 Hamilton Boulevard

Allentown, PA 18195

(Free parking will be available. Admission procedures are explained on page 5. Directions appear on the last page of this Proxy Statement.)

Items of Business	1.	To elect the four nominees proposed by the Board of Directors as directors for a three-year term.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2014.

3.	To conduct an advisory vote on Executive Officer compensation.

4.	To amend the Company’s Certificate of Incorporation to phase out and eliminate the classified Board of Directors to provide for the annual election of all directors.

5.	To attend to such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Record Date	Stockholders of record at the close of business on November 29, 2013 are entitled to receive this notice and to vote at the meeting.

Ways to Submit Your Vote

Instructions on how to vote your shares online are contained in the Notice of Availability of Proxy Materials or on your proxy card. If you received paper copies of your proxy materials by mail, you may also fill in, sign, date, and mail a proxy card or vote using a toll-free telephone number. We encourage you to vote online or by telephone if these options are available to you.

Important

Whether you plan to attend the meeting or not, please submit your proxy as soon as possible in order to avoid additional soliciting expense to the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By order of the Board of Directors,

Mary T. Afflerbach

Corporate Secretary and Chief Governance Officer

December 13, 2013

Important Notice Regarding Internet Availability of Proxy Materials for the

Air Products and Chemicals, Inc. January 23, 2014 Stockholders’ Meeting

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

September 30, 2013 are available at www.materials.proxyvote.com/009158.

PROXY STATEMENT

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

AIR PRODUCTS AND CHEMICALS, INC.

PROXY STATEMENT

We have sent you this Notice of Annual Meeting and Proxy Statement because the Board of Directors (the “Board”) of Air Products and Chemicals, Inc. (the “Company” or “Air Products”) is soliciting your proxy to vote at the Company’s Annual Meeting of Stockholders on January 23, 2014 (the “Annual Meeting”). This Proxy Statement contains information about the items to be voted on at the Annual Meeting and information about the Company. Instructions on how to access this Proxy Statement and our Annual Report on Form 10-K on the Internet or paper copies of the Proxy Statement and Annual Report are first being sent to stockholders on or about December 13, 2013.

QUESTIONS AND ANSWERS ON VOTING AND

THE ANNUAL MEETING

How many shares can vote at the Annual Meeting?

As of the Record Date, which was November 29, 2013, 211,485,211 shares of Company common stock were issued and outstanding, which are the only shares entitled to vote at the Annual Meeting. Every owner of Company stock is entitled to one vote for each share owned.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the independent inspector of election.

What is a proxy?

A proxy is your legal appointment of another person to vote the shares of Company stock that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. You can find an electronic proxy card at www.proxyvote.com that you can use to vote your shares online. If you received these proxy materials by mail, you can also vote by mail or telephone using the proxy card enclosed with these materials.

On the proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

What shares are included on my proxy card?

If you are a registered stockholder, your proxy card(s) will show all of the shares of Company stock registered in your name with our Transfer Agent, American Stock Transfer & Trust Company, LLC, on the Record Date, including shares in the Investors Choice Dividend Reinvestment and Direct Stock Purchase and Sale Plan administered for Air Products’ stockholders by our Transfer Agent. If you also have shares registered in the name of a bank, broker, or other registered owner or nominee, they will not appear on your proxy card.

How do I vote the shares on my proxy card?

If you received a Notice of Availability of Proxy Materials and accessed these proxy materials online, follow the instructions on the Notice to obtain your records and vote electronically.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

If you received these proxy materials by mail, you may vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope. You also can vote online or by using a toll-free telephone number. Instructions about these ways to vote appear on the proxy card. If you vote by telephone, please have your paper proxy card and control number available. The sequence of numbers appearing on your card is your control number, and your control number is necessary to verify your vote.

If you received these proxy materials via e-mail, the e-mail message transmitting the link to these materials contains instructions on how to vote your shares of Company stock and your control number.

Whether your proxy is submitted by mail, telephone, or online, your shares will be voted in the manner you instruct. If you do not specify in your proxy how you want your shares voted, they will be voted according to the Board’s recommendations below:

Item	Board Recommendation
1. Election of the Board’s Four Nominees As Directors	For
2. Ratification of KPMG as the Company’s Independent Registered Public Accountants	For
3. Advisory Vote on Executive Officer Compensation	For
4. Amend the Company’s Certificate of Incorporation to Declassify Board	For

How do I vote shares held by my broker or bank?

If a broker, bank, or other nominee holds shares of Company stock for your benefit, and the shares are not in your name on the Transfer Agent’s records, then you are considered a “beneficial owner” of those shares. If your shares are held this way, sometimes referred to as being held in “street name”, your broker, bank, or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank, or other nominee who holds your Company stock, please contact them as soon as possible. If you plan to attend the meeting and would like to vote your shares held by a bank or broker in person, you must obtain a legal proxy, as described in the admission procedures section on page 5.

If you do not give your broker instructions as to how to vote, under New York Stock Exchange (“NYSE”) rules, your broker has discretionary authority to vote your shares for you on item 2 to ratify the appointment of auditors. Your broker may not vote for you without your instructions on the other items of business. Shares not voted on these other matters by your broker because you have not provided instructions are sometimes referred to as “broker nonvotes”.

May I change my vote?

Yes. You may revoke your proxy at any time before the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying us that you have revoked your proxy, or by attending the Annual Meeting and giving notice of revocation in person.

How is Company stock in the Company’s Retirement Savings Plan voted?

If you are an employee who owns shares of Company stock under the Retirement Savings Plan and you have regular access to a computer for performing your job, you were sent an e-mail with instructions on how to view the proxy materials and provide your voting instructions. Other participants in the Retirement Savings Plan will receive proxy materials and a proxy card in the mail. The Trustee, Fidelity Management Trust Company, will vote shares of Company stock represented by units allocated to your Plan account on the Record Date in accordance with the directions you give on how to vote. The Trustee will cast your vote in a manner which will protect your voting privacy. If you do not give voting instructions or your instructions are unclear, the Trustee will vote the shares in the same proportions and manner as overall Retirement Savings Plan participants instruct the Trustee to vote shares allocated to their Plan accounts.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What is a “quorum”?

A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if a majority of the outstanding shares of Company stock are present in person at the Annual Meeting or represented there by proxy. If you vote — including by Internet, telephone, or proxy card — your shares voted will be counted towards the quorum for the Annual Meeting. Proxies marked as abstentions and broker discretionary votes are also treated as present for purposes of determining a quorum.

What vote is necessary to pass the items of business at the Annual Meeting?

Election of Directors.    Our Bylaws provide that if a quorum is present at the Annual Meeting, the four director candidates will be elected if they receive a majority of the votes cast at the meeting in person or by proxy. This means the nominees will be elected if the number of shares voted “for” the nominee exceeds the number of shares voted “against” the nominee. Abstentions and broker nonvotes are not counted as votes cast and therefore will have no effect.

Under our Corporate Governance Guidelines, any incumbent director who is not reelected by a majority of the votes cast must tender his or her resignation to the Corporate Governance and Nominating Committee of the Board for its consideration. The Corporate Governance and Nominating Committee then recommends to the Board whether to accept the resignation. The director will continue to serve until the Board decides whether to accept the resignation, but will not participate in the Committee’s recommendation or the Board’s action regarding whether to accept the resignation. The Board will publicly disclose its decision and rationale within 90 days after certification of the election results. If the Board does not accept the director’s resignation, the director will continue to serve until the next annual meeting of stockholders or until the director’s successor is duly elected and qualified.

Amendment of the Certificate of Incorporation.    The proposal to amend the Certificate of Incorporation to phase out and eliminate classification of the Board will be approved if a majority of the outstanding shares of stock as of the record date are voted in favor of the amendment. Abstentions and broker nonvotes will have the same effect as a vote against the proposal.

All Other Items.    The other two items of business will be approved if shares voted in favor of the proposal exceed shares voted against the proposal. Abstentions and broker nonvotes will not affect the outcome of the vote.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is proposed and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other stockholders give the persons voting the proxies the authority to vote on the matter according to their judgment.

When are stockholder proposals for the Annual Meeting to be held in 2015 due?

To be considered for inclusion in next year’s proxy statement, proposals and nominations of persons to serve as directors must be delivered in writing to the Secretary of the Company, Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown, PA 18195-1501 no later than August 14, 2014. To be presented at the 2015 Annual Meeting, proposals and nominations must be delivered in writing by October 25, 2014 and must comply with the requirements of our bylaws (described in the next paragraph).

Our Bylaws require adequate written notice of a proposal to be presented by delivering it in writing to the Secretary of the Company in person or by mail at the address stated above, on or after September 25, 2014, but no later than October 25, 2014. To be considered adequate, the notice must contain other information specified in the Bylaws about the matter to be presented at the meeting and the stockholder proposing the matter. A copy of our Bylaws can be found in the “Governance” section of our website at www.airproducts.com. A proposal received after October 25, 2014, will be considered untimely and will not be entitled to be presented at the meeting.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What are the costs of this proxy solicitation?

We hired Morrow & Co., LLC to help distribute materials and solicit votes for the Annual Meeting. We will pay them a fee of $250,000, plus out-of-pocket costs and expenses. We also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to you because they hold title to Company stock for you. In addition to using the mail, our directors, officers, and employees may solicit proxies by personal interview, telephone, telegram, or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation.

May I inspect the stockholder list?

For a period of 10 days prior to the Annual Meeting, a list of stockholders registered on the books of our Transfer Agent as of the Record Date will be available for examination by registered stockholders during normal business hours at the Company’s principal offices, provided the examination is for a purpose germane to the meeting.

How can I get materials for the Annual Meeting?

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to most of our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. On December 13, 2013, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (“fiscal year 2013”). The Notice of Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Current Employees.    If you are an employee of the Company or an affiliate who is a participant in the Retirement Savings Plan or who has outstanding stock options, with an internal Company e-mail address as of the Record Date, you should have received e-mail notice of electronic access to the Notice of Annual Meeting, the Proxy Statement, and the Annual Report on Form 10-K for fiscal year 2013 on or about December 13, 2013. You may request a paper copy of these materials by contacting the Corporate Secretary’s Office. If you do not have an internal Company e-mail address, paper copies of these materials were mailed to your home. Instructions on how to vote shares in your Plan account are contained in the e-mail notice or accompany the paper proxy materials mailed to you.

If you have employee stock options awarded to you by the Company or an affiliate but do not otherwise own any Company stock on the Record Date, you are not eligible to vote and will not receive a proxy card for voting. You are being furnished this Proxy Statement and the Annual Report on Form 10-K for fiscal year 2013 for your information and as required by law.

AIR PRODUCTS AND CHEMICALS, INC.

QUESTIONS AND ANSWERS ON VOTING AND THE ANNUAL MEETING

What are the admission procedures for the Annual Meeting?

To gain admission to the Annual Meeting, you must present your admission ticket at the Visitor’s Entrance to the Air Products Corporate Headquarters.

Registered stockholders.    If you received a “Notice of Availability of Proxy Materials”, the Notice is your admission ticket. If you received these proxy materials by mail or e-mail, your admission ticket is on the top half of the reverse side of your proxy card, which must be printed if you received it by e-mail.

Shares held through broker, bank, or nominee.    When you vote your shares, either electronically or via your voting instruction form, you will be given the opportunity to check a box indicating that you intend to attend the Annual Meeting. If you check the box, you will be sent a “legal proxy” which will serve as your admission ticket. (Please note, if you check this box, your shares must be voted in person.) Alternatively, you will be admitted if you present a Notice of Availability of Proxy Materials or Voting Instruction Form relating to the Air Products Annual Meeting; however, you must present a legal proxy if you wish to vote your shares in person.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

You may reach us by mail addressed to:

Corporate Secretary’s Office

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501,

by calling 610-481-8657, or by leaving a message on our website at:

www.airproducts.com/tmm/tellmemore.asp

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

PROPOSALS YOU MAY VOTE ON

1.    ELECTION OF DIRECTORS

The Board currently has 15 directors. With the retirement of Mario L. Baeza, Michael J. Donahue, and Ursula O. Fairbairn at the Annual Meeting and the re-election by stockholders of the four nominees standing for election, the Board will have 12 members after the Annual Meeting. Our Board is currently divided into three classes for purposes of election, with three-year terms of office ending in successive years.

The Board has nominated four incumbent directors, whose terms are currently scheduled to expire at the Annual Meeting, for election to the Board for terms expiring in January 2017: Mr. Chad C. Deaton, Mr. Edward L. Monser, Mr. Matthew H. Paull, and Mr. Lawrence S. Smith. Biographical information on these nominees and a description of their qualifications to serve as director and similar information about other directors appears beginning on page 9. Each nominee elected as a director is expected to continue in office until his or her term expires, or until his or her earlier death, resignation, or retirement.

The Board has no reason to believe that any of the nominees will not serve if elected. If a nominee is unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board or, as an alternative, the Board may reduce the number of directors on the Board.

The Board recommends a vote “FOR” the election of Mr. Deaton, Mr. Monser, Mr. Paull, and Mr. Smith.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At its meeting held in November 2013, the Audit Committee of the Board approved KPMG LLP of Philadelphia, Pennsylvania (“KPMG”) as the Company’s independent registered public accountants for the fiscal year ending September 30, 2014 (“fiscal year 2014”). The Board concurs with and requests that stockholders ratify this appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider it. Representatives of KPMG will be available at the Annual Meeting to respond to questions. Information on KPMG’s fees for fiscal years 2012 and 2013 appears on page 26.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accountants for fiscal year 2014.

3.    ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Board is committed to excellence in governance and recognizes the interest our stockholders have in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our stockholders are asked to approve an advisory resolution on the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and accompanying Executive Compensation Tables and narrative. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2013 executive compensation program and policies for the Named Executive Officers by voting for or against the following resolution:

RESOLVED, that the compensation of the Named Executive Officers as discussed and disclosed, pursuant to the SEC compensation disclosure rules, in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative is approved.

Although the vote is non-binding, the Board and the Management Development and Compensation Committee will review the voting results. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and address them in making future decisions about executive compensation programs. The Company intends to conduct an advisory vote on executive officer compensation annually. The next such vote will be conducted at our 2015 Annual Meeting.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

The Board recommends a vote “FOR” this resolution. As described in the Compensation Discussion and Analysis, our Executive Officer compensation program has been thoughtfully designed to support our long-term business strategies and drive creation of stockholder value. It is aligned with the competitive market for talent, very sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe the program delivers reasonable pay which is strongly linked to Company performance.

4.    APPROVAL OF AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

The Board has approved, declared advisable, and recommends your approval of, amendments to our Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) that provide for the phased elimination of the classified structure of the Board.

At the Company’s 2013 Annual Meeting, the Company’s stockholders had the opportunity to vote on a non-binding stockholder proposal to eliminate the classification of the Board. A substantial majority of the Company’s stockholders voted in favor of the proposal.

Following this vote, the Corporate Governance and Nominating Committee and the Board again evaluated the advantages of both classified and declassified boards. A classified board of directors provides continuity and stability in pursuing the Company’s business strategies and policies, reinforces the Company’s commitment to a long-term perspective, and serves as an important tool for resisting an unsolicited takeover of the Company on terms that are not advantageous to the Company’s stockholders. However, the Board understands that many investors believe these advantages are outweighed by the inability of stockholders to evaluate and elect all directors on an annual basis, and that annual election of directors has increasingly become the prevalent practice among S&P 500 companies. The Board believes it is important to be responsive and accountable to stockholders, and has concluded that at this stage in the Company’s development it is appropriate to recommend this Proposal to our stockholders for their consideration.

The proposed amendments to the Certificate of Incorporation eliminate the classification of the Board over a three-year period, provide for the annual election of all directors beginning at the 2017 Annual Meeting, and make certain conforming and technical changes to the Certificate of Incorporation. Board declassification would be phased-in over a three-year period, beginning at the 2015 Annual Meeting, by reducing the number of classes of directors from 3 classes to 2 classes to 1 class and, finally, to no classes, as set forth below:

•

Commencing with the election of directors at the 2015 Annual Meeting, the current Class II and Class III directors will be combined into a single Class II of directors with terms expiring at the 2016 Annual Meeting. The Board would then be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2017 Annual Meeting and the directors in Class II having a term that expires at the 2016 Annual Meeting. Directors who, immediately prior to the 2015 Annual Meeting, were members of Class II (and whose terms expire at the 2015 Annual Meeting) or their successors would be elected to Class II and the directors who, immediately prior to the 2015 Annual Meeting, were members of Class III and whose terms expire at the 2016 Annual Meeting would also be members of Class II. The directors who, immediately prior to the 2015 Annual Meeting, were members of Class I and whose terms expire at the 2017 Annual Meeting would remain members of Class I with a term expiring at the 2017 Annual Meeting.

•

Commencing with the election of directors at the 2016 Annual Meeting, the two classes will be combined into a single Class I, with all directors having a term that expires at the 2017 Annual Meeting. The directors who were members of Class II (and whose terms expire at the 2016 Annual Meeting) or their successors would be elected to Class I for a term that expires at the 2017 Annual Meeting, and the directors who, immediately prior to the 2016 Annual Meeting, were members of Class I would remain members of Class I with a term expiring at the 2017 Annual Meeting.

•

From and after the election of directors at the 2017 Annual Meeting, the Board would cease to be classified and the directors elected at the 2017 Annual Meeting (and each meeting thereafter) would be elected for a term expiring at the next annual meeting.

AIR PRODUCTS AND CHEMICALS, INC.

PROPOSALS YOU MAY VOTE ON

Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, directors serving on a classified board may only be removed by stockholders for cause, while directors serving on a non-classified board may be removed by stockholders with or without cause. Upon adoption of the amendments, once the Board ceases to be classified in 2017, directors may be removed with or without cause.

The affirmative vote of the holders of a majority of the outstanding stock of the Company is required to approve the amendments. A copy of Article TENTH as it is proposed to be amended is attached to this proxy statement as Exhibit I. If approved, the proposed amendments to the Certificate of Incorporation would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the proposed amendments. If the proposed amendments are not approved, they will not be implemented and the Company’s current classified Board structure will continue in place.

The Board recommends that you vote “FOR” the proposal to approve the amendment of the Certificate of Incorporation to phase out and eliminate the classified Board in order to provide for the annual election of all directors.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

The Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States and experience on other companies’ boards, which provide an understanding of different business processes, challenges, and strategies. Others have experience in government relations or key market sectors which reflect our customer base, or financial or governance expertise. All have personal traits such as candor, integrity, commitment, and collegiality that are essential to an effective board of directors.

Information follows about the age and business experience, as of December 1, 2013, of the nominees up for election and the directors continuing in office, and information on the particular experiences, qualifications, attributes, and skills of each director nominee that led the Board to conclude that such person should serve as a director. Each nominee has consented to being nominated for director and has agreed to serve if elected. All of the nominees are currently directors.

Directors Standing for Election this Year for a Term Expiring at the Annual Meeting in 2017

CHADWICK C. (CHAD) DEATON, age 61. Retired Chairman and Chief Executive Officer of Baker Hughes Incorporated. Director of the Company since 2010.

Chadwick C. Deaton is the retired Executive Chairman of Baker Hughes Incorporated, an oilfield services and products provider with operations in over 90 countries. He joined Baker Hughes in 2004 and served as Chairman and Chief Executive Officer through 2011. He became Executive Chairman in January 2012. He retired as Executive Chairman in April 2013. Previously, Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (now Exterran Holdings, Inc.); and Senior Advisor and Executive Vice President of Schlumberger Oilfield Services. Mr. Deaton is a director of Ariel Corporation, a private manufacturer of gas compressor equipment, CARBO Ceramics, Inc., and Transocean Ltd. He is also a former director of Hanover Compression Company. He is a director of Houston Achievement Place and a member of the National Petroleum Council, the Society of Petroleum Engineers’ Industrial Advisory Council, and the Governor of Wyoming’s Engineering Task Force for the University of Wyoming. He also serves as a director for the University of Wyoming Foundation. Mr. Deaton earned a Bachelor’s degree in Geology from the University of Wyoming.

As a former chairman and chief executive officer of a global publicly held corporation, Mr. Deaton brings to the Board international business experience and executive leadership experience in operations, technology, talent management, and governance. In addition, his 30-year career in petrochemicals and energy businesses provides him with expertise in key customer segments for the Company.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

EDWARD L. MONSER, age 63. President and Chief Operating Officer of Emerson Electric Co. Director of the Company since 2013.

Mr. Monser is currently President and Chief Operating Officer of Emerson Electric Co., a global industrial controls products company. Mr. Monser has more than 30 years of experience in senior operational positions at Emerson and has played key roles in globalizing the company, having held increasingly senior positions at the company, including chief operating officer (2001-2010), president of its Rosemount Inc. subsidiary (1996-2001), and various operations, new product development, engineering and technology positions. He is a member of the Economic Development Board for China’s Guangdong Province and a past board member and past Vice Chairman of the U.S.-China Business Council. He holds a Bachelor’s degree in Electrical Engineering from the Illinois Institute of Technology and a Bachelor’s degree in Education from Eastern Michigan University.

As the chief operating officer of a premier industrial organization, Mr. Monser has a solid understanding of industrial operations, supply chain optimization, and continuous improvement; extensive experience in international business operations, particularly in emerging markets, and demonstrated capability in strategic planning and organizational development.

MATTHEW H. PAULL, age 62. Former Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation. Director of the Company since 2013.

Mr. Paull was Senior Executive Vice President and Chief Financial Officer of McDonald’s Corporation from 2001 until he retired from that position in 2008. Prior to joining McDonald’s in 1993, he was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations. He was until recently the lead independent director of Best Buy Co. and chairman of the Board’s Finance Committee. Mr. Paull currently serves as a director of KapStone Paper and Packaging Corporation and was a former director of WMS Industries Inc. He is a member of the Advisory Board of Pershing Square Capital Management, L.P. He also served as an advisory council member for the Federal Reserve Bank of Chicago. He holds a Master’s degree in Accounting and a Bachelor’s degree from the University of Illinois.

Mr. Paull brings to the Board significant financial expertise with a deep understanding of financial markets, corporate finance, accounting and controls, and investor relations. As a former chief financial officer of a multinational corporation, he also has extensive experience in international operations and marketing.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

LAWRENCE S. SMITH, age 66. Former Executive Vice President and Chief Financial Officer of Comcast Corporation. Director of the Company since 2004.

Lawrence S. Smith is the retired Executive Vice President and Co-Chief Financial Officer at Comcast Corporation, a provider of broadband cable networks, where he was responsible for all corporate development, internal reporting, external reporting, taxation, and other administrative matters at the firm. Before joining Comcast in 1988, Mr. Smith served as Chief Financial Officer at Advanta Corporation, a financial services corporation, and as a tax partner and head of the mergers and acquisitions practice at Arthur Andersen LLP. He has been recognized numerous times as a leading chief financial officer including being named among America’s Best Chief Financial Officers by Institutional Investor magazine in 2007, 2006, and 2004. Mr. Smith is also a director of TE Connectivity, Ltd., Preferred Sands, LLC, a privately-held owner-operated frac sand and proppant company, and Clemens Family Corporation, a privately-held provider of meat products and related services. He is a former director of GSI Commerce, Inc. His community activities have included a board position with Thomas Jefferson University. He received his Bachelor’s degree in Finance from Ithaca College.

Mr. Smith brings many years of public company experience from his years as chief financial officer of a large public company and from service on the boards of public companies. His significant experience with complex financial and operational issues combined with his knowledge of public reporting requirements and processes brings accounting, financial management and operational insight to the Board. He also has extensive mergers and acquisitions and corporate finance experience.

Directors Continuing in Office Until the Annual Meeting in 2015

SUSAN K. CARTER, age 55. Senior Vice President and Chief Financial Officer of Ingersoll-Rand Plc. Director of the Company since 2011.

Susan K. Carter is the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Plc., a diversified industrial company. She joined Ingersoll-Rand in September 2013. Prior to joining Ingersoll-Rand, from 2009 through 2013, Ms. Carter served as Executive Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company; Executive Vice President and Chief Financial Officer of Lennox International Inc, a global provider of climate control solutions for heating, air conditioning, and refrigeration markets from 2004 to 2009; and as Vice President and Chief Accounting Officer of Cummins, Inc. from 2002 to 2004. She also held senior financial and accounting roles at Honeywell International, DeKalb Corporation, and Crane Co. She is a former director of Lyondell Chemical Company. Ms. Carter received a Bachelor’s degree in Accounting from Indiana University and received a Master’s degree in Business Administration from Northern Illinois University. She is a Certified Public Accountant.

As the chief financial officer of global publicly-held corporations, Ms. Carter has gained significant experience in financial reporting, information technology, accounting, finance and capital management, investor relations, and international operations. Her background provides the Board with broad expertise in international financial and operational issues.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

SEIFOLLAH (SEIFI) GHASEMI, age 69. Chairman and Chief Executive Officer of Rockwood Holdings, Inc. Director of the Company since 2013.

Mr. Ghasemi is currently Chairman and Chief Executive Officer of Rockwood Holdings, Inc., a global leader in inorganic specialty chemicals and advanced materials businesses. Prior to joining Rockwood in 2001, he was with GKN plc, a global industrial company, where he served in various positions including chairman and chief executive officer of GKN Sinter Metals and as a director of the Main Board of GKN plc. From 1979 to 1997, he was with The BOC Group, a global industrial gas company now part of Linde AG, where he held a variety of senior positions including president of BOC Gases, Americas and, from 1996-1997, served as a member of the BOC Group Board of Directors. He currently serves on the Board of Directors of EnerSys, the largest industrial battery manufacturer in the world, and is Chairman of the Supervisory Board of Chemetall GmbH, a global manufacturer and developer of specialty chemicals. He holds an M.S. in Mechanical Engineering from Stanford University and received his undergraduate degree from Abadan Institute of Technology.

Mr. Ghasemi has deep experience in the industrial gases and specialty chemicals industries, including a solid understanding of key end markets and growth segments for the Company. His executive leadership of an international chemical company also provides substantial experience in governance and broad experience in many of the challenges the Company faces, such as portfolio management, strategic planning, talent management, and international operations.

DAVID H. Y. HO, age 54. Chairman and Founder of Kiina Investment Ltd. Director of the Company since 2013.

David H. Y. Ho is Chairman and Founder of Kiina Investment Ltd., a venture capital firm that invests in start-up companies in the technology, media, and telecommunications industries. Mr. Ho previously served as Chairman of Greater China for Nokia Siemens Networks, President of Greater China for Nokia Corporation, and Senior Vice President of the Nokia Networks Business Group. He has also held senior leadership roles with Nortel Networks and Motorola in China and Canada. Mr. Ho currently serves as a member of the board of Pentair Limited and Triquint Semiconductor Inc. in the United States and two Chinese state-owned enterprises: China Ocean Shipping Company and Dong Fang Electric Corporation. He holds a Bachelor’s degree in Engineering and a Master’s degree in Management Sciences from the University of Waterloo in Canada.

Mr. Ho has extensive experience establishing and building businesses in China and in international joint venture operations, government relations, and Asian operations and marketing. His background brings significant value to the Company as we execute on our Asian strategy. He also has executive leadership experience in the electronics and technology industries, key customer markets for the Company.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

JOHN E. McGLADE, age 59.[3] Chairman, President, and Chief Executive Officer of the Company. Director of the Company since 2007.

John E. McGlade is Chairman, President, and Chief Executive Officer of the Company. He joined Air Products in 1976 and held various positions of increasing responsibility, including General Manager of the Chemicals and Process Industries Division; Vice President of the Chemicals and Process Industries Division; Vice President and General Manager, Chemicals and Process Industries and Energy Systems; Vice President and General Manager, Performance Materials Division; Vice President, Chemicals Group business divisions; and Group Vice President, Chemicals Group, in which he had global responsibility for the Group, as well as the Company’s industrial gas and chemicals manufacturing organization, and Environment, Health, Safety and Quality. He was appointed President and Chief Operating Officer in 2006 before assuming his current position. Mr. McGlade serves on the board of directors of The Goodyear Tire & Rubber Company and the American Chemistry Council, as well as the executive committee of the Council on Competitiveness. He is a trustee of Lehigh University and The Rider-Pool Foundation, and a member of the SteelStacks leadership team. Mr. McGlade earned a Bachelor’s degree in Industrial Engineering and a Master’s degree in Business Administration from Lehigh University.

Mr. McGlade brings to the Board strong leadership, extensive management, international, and operating experience, and a deep understanding of the industrial gas and specialty chemicals business. During his 37 years at Air Products, he has developed extensive knowledge of the Company, its customers, investors, challenges and strengths, and strong relationships with the Company’s customers, suppliers, and investors. He provides the Board with candid insights into the Company’s industry, operations, management team, and strategic strengths and weaknesses.

Directors Continuing in Office Until the Annual Meeting in 2016

WILLIAM L. DAVIS, III, age 70. Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley and Sons Company. Director of the Company since 2005.

William L. Davis is the Retired Chairman, President, and Chief Executive Officer of R.R. Donnelley and Sons Company. Mr. Davis joined R.R. Donnelley and Sons Company in 1997 as Chairman and Chief Executive Officer. He retired as Chairman, President, and Chief Executive Officer in February 2004. Prior to joining R.R. Donnelley, during a twenty-year career at Emerson Electric Company, he held a variety of positions, including President of Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group, and the Process Control Group. Early in his career, he served at various positions for Sears, Roebuck & Co. Mr. Davis serves on the Board of Directors of Marathon Petroleum Corporation and is a former director of Mallinckrodt, Inc. He also previously served as Chairman of the Board of Northshore University Health System. Mr. Davis graduated from Princeton University in 1965 with a Bachelor’s degree in Politics.

As a former chairman and chief executive officer, Mr. Davis has leadership and managerial experience and has dealt with many of the major issues, such as financial, strategic, governance, acquisitions, capital allocation, government, and stockholder relations, that the Company faces as a public company. Through his service on the boards of directors of other public companies and years at Emerson, Mr. Davis also has experience in key business sectors that use the Company’s products and services, specifically the chemicals and processing, energy and refining, and electronics industries. Finally, he has extensive experience in several areas that are key enablers for the Company’s success: marketing, talent management, supply chain, and continuous improvement.

[3]	Mr. McGlade has announced that he will retire from serving as chief executive officer in 2014. It is currently expected that he will also retire from the Board in 2014.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

W. DOUGLAS FORD, age 69. Former Chief Executive, Refining and Marketing, of BP Amoco plc. (“BP”). Director of the Company since 2003.

W. Douglas Ford served as Executive Vice President of BP plc and its predecessor, Amoco Corporation, from 1993-1999. In 1999 he was named Chief Executive, Refining and Marketing of BP, where he was chief executive officer of BP’s global downstream operations, which included accountability for the refining, marketing, and transportation network of the company, as well as the aviation fuels business, the marine business, and BP shipping. Mr. Ford retired from BP in March 2002. Prior to the merger of BP and Amoco, Mr. Ford held a number of senior positions during his 30-year career with Amoco, most recently as Executive Vice President of Amoco Corporation and President of Amoco Oil, with responsibility for Amoco’s petroleum products sector and worldwide engineering and construction operations. Mr. Ford is also a director of Suncor Corporation and USG Corporation, and a former member of the board of UAL Corporation and BP. He is a Trustee and fellow of the University of Notre Dame. Mr. Ford received his Bachelor’s degree in Chemical Engineering from the University of Notre Dame and his doctorate from Northwestern University.

From his leadership of a complex global organization, Mr. Ford brings refining, engineering, operations, marketing, and international experience to the Board. He has in-depth understanding of the energy business, and his long career in a process industry gives him extensive experience with safety and environmental issues. In addition, his leadership of a global organization and service on other boards bring broad talent management, corporate governance, and financial experience.

EVERT HENKES, age 69. (Presiding Director) Former Chief Executive Officer of Shell Chemicals Ltd. Director of the Company since 2006.

Evert Henkes served as Chief Executive Officer of the Global Chemical Business of Royal Dutch Shell plc from 1998 to April 2003. Mr. Henkes worked for Royal Dutch Shell plc for 30 years, during which time he held a number of executive positions in Europe and Asia Pacific, including Chairman of Bassel, Managing Director of Shell Chemicals UK Ltd., Managing Director of Shell UK, and President of Billiton Metals. He also served as a director of regional and global industrial bodies, including European Chemical Industry Council (CEFIC) and International Council of Chemical Associations, and was Chairman of the International Long Range Research Initiative, a joint effort between CEFIC and the Chemical Manufacturers Association (now the American Chemistry Council). He currently serves as a director for Sembcorp Industries Ltd. He also served as a director of Outokumpu Oyj, BPB PLC, CNOOC Ltd., TNK-BP Ltd., and Tate & Lyle PLC. Mr. Henkes holds a Bachelor’s degree in Agricultural Economics from Cornell University, USA.

Mr. Henkes brings a wealth of international business experience to our Board, including in particular experience in the emerging Asian markets which are a key growth focus of the Company. In addition, Mr. Henkes is an industry veteran with deep understanding of the chemicals and process industry, including safety and environmental issues. From his leadership of a complex global business at Shell and his service on other boards, he also brings broad experience in marketing, government relations, mergers and acquisitions, and talent management.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

MARGARET G. McGLYNN, age 54. President and Chief Executive Officer, International AIDS Vaccine Initiative. Director of the Company since 2005.

Margaret G. McGlynn is President and Chief Executive Officer of International AIDS Vaccine Initiative, a global not-for-profit, public-private partnership working to accelerate the development of vaccines to prevent HIV infection and AIDS. She joined its board in 2010 and assumed her current role in 2011. Ms. McGlynn previously served as President, Global Vaccine and Infectious Disease Division of Merck & Co., Inc., a global pharmaceutical company, from 2007 until her retirement in 2009, where she was responsible for a portfolio of more than $7 billion in global sales. She led the introduction of several new vaccine products and anti-infective therapies, expanded Merck’s vaccine and infectious disease business globally, and launched several initiatives to provide access to its vaccines and HIV therapies in the developing world. Earlier she served as President, U.S. Human Health at Merck, from 2003 to 2005, and in 2005 she was named President, Merck Vaccine Division. Ms. McGlynn was a member of the Global Alliance for Vaccines and Immunization board of directors and executive committee from 2006 to 2008. She is also a director of Amicus Therapeutics, Inc., Vertex Pharmaceuticals, Inc., and a former director of Quidel Diagnostics. She earned a Bachelor’s degree in Pharmacy and a Master’s of Business Administration in marketing from State University of New York at Buffalo.

From her management of a global pharmaceutical business and her current role as chief executive officer of a global organization, Ms. McGlynn brings extensive experience in government relations and public policy, international marketing, mergers and acquisitions and talent management. She has expertise in productivity, and a deep understanding of the healthcare business, an important customer base for the Company. Her current position, as well as her service on other boards, also provides financial and broad leadership experience.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

For fiscal year 2013, directors who were not employed by the Company received an annual cash retainer for Board service of $80,000. Committee chairs received an additional retainer of $15,000 and the Presiding Director received an additional annual retainer of $20,000. Meeting fees of $2,000 per meeting were paid for participating in committee meetings. Nonemployee directors who meet with employees of the Company or a third party at the request of the Company or to satisfy a requirement of law or listing standard receive the meeting fee for such service. Retainers and meeting fees are paid quarterly in arrears. In addition to retainers and meeting fees, nonemployee directors received an annual grant of deferred stock units with a value of approximately $120,000 (rounded up to nearest whole share) on the date of the Annual Meeting. Directors elected to the Board after the Annual Meeting receive a prorated grant of deferred stock units based on the number of months remaining until the next Annual Meeting.

Directors may voluntarily defer all or a part of their cash retainers and their meeting fees. At the election of each director, voluntarily deferred fees may be credited to deferred stock units or to an account which is credited with interest based on long-term corporate bond yields. Deferred stock units entitle the director to receive one share of Company stock upon payout, which generally occurs after the director’s service on the Board is over. Deferred stock units are credited with “dividend equivalents” equal to the dividends that would have been paid on one share of stock for each unit owned by the director on dividend record dates. Deferred retainers and meeting fees (plus dividend equivalents earned on the director’s existing deferred stock units account during a quarter) are converted to deferred stock units based on the NYSE closing price of a share of Company stock on the third to last business day of the quarter.

Directors are reimbursed for expenses incurred in performing their duties as directors. The Company covers directors under its overall directors and officers liability insurance policies. Directors are also covered by the business travel accident policy maintained by the Company and are eligible to participate in the Company’s charitable matching gift program. Under this program, the Company matches donations of up to $5,000 per year made by employees and directors to qualifying educational organizations; matches, at twice the amount, donations of up to $2,000 per year made to qualifying arts and cultural organizations; and matches donations of up to $1,000 per year to qualifying environmental and conservation organizations.

To emphasize the importance of long-term alignment with stockholders, the Board has adopted stock ownership requirements for directors. Directors are expected to own shares or share equivalents with a value (based on the NYSE closing price) equal to five times the annual cash retainer by the end of the fifth fiscal year after joining the Board. Directors are expected to increase their holdings to reflect an adjustment in the annual cash retainer within a reasonable period of time following the adjustment. Once a director has met the requirement, if there is a subsequent decline in the Company’s share price that causes the director’s ownership level to fall below this guideline, the director is not expected to purchase additional shares to meet the guideline, but is expected to refrain from selling or transferring shares until the guideline is again satisfied. All directors are currently in compliance with the stock ownership guidelines for directors.

AIR PRODUCTS AND CHEMICALS, INC.

THE BOARD OF DIRECTORS

2013 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards ($)(3)	All Other Compensation(4)	Total
M. L. Baeza	$100,000	$120,081	$0	$0	$220,081
S. K. Carter	$100,000	$120,081	$0	$0	$220,081
W. L. Davis, III	$113,000	$120,081	$0	$0	$233,081
C. C. Deaton	$104,000	$120,081	$0	$5,000	$229,081
M. J. Donahue	$98,000	$120,081	$0	$5,000	$223,081
U. O. Fairbairn	$111,000	$120,081	$0	$3,000	$234,081
W. D. Ford	$109,000	$120,081	$0	$989	$230,070
S. Ghasemi	$0	$50,060	$0	$0	$50,060
E. Henkes	$115,250	$120,081	$0	$0	$235,331
D. H. Y. Ho	$64,000	$120,052	$0	$0	$184,052
M. G. McGlynn	$115,000	$120,081	$0	$5,000	$240,081
E. L. Monser	$0	$50,060	$0	$0	$50,060
M. H. Paull	$0	$50,060	$0	$0	$50,060
L. S. Smith	$117,000	$120,081	$0	$5,000	$242,081

(1)

Certain directors voluntarily elected to defer some or all of their cash retainers and meeting fees. Any voluntary deferrals are included in this column. This column includes annual retainers, meeting fees, and committee chair and presiding director retainers.

(2)

This column shows the grant date fair value of the annual deferred stock unit grant for 2013 calculated in accordance with FASB ASC Topic 718. Deferred stock units earned by directors are fully expensed on the Company’s financial statements at the market value of a share of stock on the date of grant. The annual deferred stock unit grant is prorated for directors elected mid-year. All deferred stock units credited to directors are fully vested.

(3)

The Company granted stock options to directors under the Company’s Stock Option Program for Directors from 1993-2005. This program was discontinued in 2006. As of September 30, 2013, the following directors had the indicated outstanding options:

M. L. Baeza	2,000
M. J. Donahue	2,000
W. D. Ford	4,000
L. S. Smith	2,000

(4)

Amounts in this column reflect matching contributions under the Company’s charitable matching gift program with the exception of Mr. Ford for whom the amount reflects interest considered to be above market interest credited to his Deferred Compensation Plan balance. Interest is calculated for the Deferred Compensation Plan using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our business is managed by our employees under the direction and oversight of the Board. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices and facilities, and their participation in Board and Board committee meetings.

The Board has adopted Corporate Governance Guidelines for the Company in order to assure that it has the necessary practices in place to govern the Company in accordance with the interests of the stockholders. The Corporate Governance Guidelines set forth the governance practices the Board follows, including with respect to the roles and functions of the Board, Board leadership, director independence and qualifications, nomination and election of directors, director responsibilities, access to management and independent advisors, director compensation, director orientation and education, chief executive officer performance assessment, management succession, and assessment of Board and committee performance. The Guidelines are available on the Company’s website at: http://www.airproducts.com/company/governance/board-of-directors/governance-guidelines.aspx and are available in print upon request. (Information contained on our website is not part of this proxy statement.) The Board regularly reviews corporate governance developments and modifies these Guidelines as warranted.

Director Independence

The Board has affirmatively determined that all of the Company’s directors, except Mr. McGlade, qualify as independent under the NYSE corporate governance listing standards. In determining independence, the Board determines whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors, or organizations with which the director is affiliated. The Board further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

In its determination, the Board considers the specific tests for independence included in the NYSE listing standards. In addition, the Board has adopted guidelines to assist in determining each director’s independence which meet or exceed the NYSE independence requirements. The guidelines provide that the following categories of relationships are immaterial for purposes of making an independence determination:

•

Any business transactions or relationships involving sales or purchases of goods or services between the Company and a director’s employer or an employer of a director’s family member which occurred more than three years prior to the independence determination or involve less than 1% of such employer’s annual consolidated gross revenues; provided the transaction takes place on the same terms and conditions offered to third parties or on terms and conditions established by competitive bid, and the director’s or family member’s compensation is not affected by the transaction;

•

Charitable contributions by the Company to an organization in which the director or his or her immediate family member serves as an executive officer, director, or trustee that occurred more than three years prior to the independence determination, were made pursuant to the Company’s matching contributions program, or were less than the greater of $1 million or 2% of the organization’s gross revenues;

•	Membership of a director in the same professional association, social, fraternal, or religious organization or club as an Executive Officer of the Company;

•	A director’s past matriculation at the same educational institution as an Executive Officer of the Company;

•

A director’s service on the board of directors of another public company on which an Executive Officer of the Company also serves as a director, except for prohibited compensation committee interlocks; and

•	A director’s service as a director, trustee, or executive officer of a charitable or educational organization where an Executive Officer of the Company also serves as a director or trustee.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

In affirmatively determining the independence of any director who will serve on the Management Development and Compensation Committee, in accordance with NYSE listing standards, the Board also specifically considers factors relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director to the Company or senior management.

In addition, the Company’s Corporate Governance Guidelines provide that no director may serve on the Audit Committee or Management Development and Compensation Committee of the Board if he or she has received, within the past or preceding fiscal year, any compensatory fee from the Company other than for Board or committee service; and no director may serve on the Management Development and Compensation Committee of the Board unless the director qualifies as an “outside director” under U.S. tax laws pertaining to deductibility of executive compensation.

On an annual basis, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, each director or potential director has an affirmative duty to disclose to the Corporate Governance and Nominating Committee relationships between and among that director (or an immediate family member), the Company, and/or the management of the Company.

The Corporate Governance and Nominating Committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the Board, which makes the independence determination. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management other than of a type deemed immaterial in accordance with the guidelines described above. Routine purchases and sales of products involving Ms. Carter’s, Mr. Deaton’s, Mr. Ghasemi’s, and Mr. Monser’s employers (amounting to less than 1% of the Company’s and each such employer’s consolidated revenues) were deemed immaterial.

Executive Sessions

The independent directors regularly meet without the chief executive officer (“CEO”) or other members of management present in executive sessions that are scheduled at each Board meeting. In addition, the CEO performance review is conducted in executive session, and the Audit, Corporate Governance and Nominating, Environmental Safety and Public Policy and Management Development and Compensation Committees periodically meet in executive session. Board executive sessions are led by the Presiding Director, currently Mr. Henkes¸ except the CEO performance review is led by the Chairman of the Management Development and Compensation Committee.

Board Meetings and Attendance

During fiscal year 2013, there were sixteen meetings of our Board. Board and committee attendance averaged 98% for the Board as a whole, and no director attended less than 75% of the combined total of meetings of the Board and the committees on which he or she was serving. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting unless they have an emergency or unavoidable schedule conflict. All but one of our directors attended the last Annual Meeting.

Stockholder Communications

Stockholders and other interested parties may communicate with the independent directors by sending a written communication in care of the Corporate Secretary’s Office to the address on page 5. The Board has adopted a written procedure for collecting, organizing, and forwarding direct communications from stockholders and other interested parties to the independent directors. A copy of the procedure is available upon request from the Corporate Secretary’s Office.

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CORPORATE GOVERNANCE

Code of Conduct

The Board has adopted its own Code of Conduct that is intended to affirm its commitment to the highest ethical standards, integrity, and accountability among directors and focuses on areas of potential ethical risk and conflicts of interest especially relevant to directors. The Company also has a Code of Conduct for officers and employees. This Code of Conduct addresses such topics as conflicts of interest, confidentiality, protection and proper use of Company assets, and compliance with laws and regulations. Both Codes of Conduct can be found on the website at http://www.airproducts.com/company/governance/board-of-directors/director-code-of-conduct.aspx and http://www.airproducts.com/company/governance/commitment-ethical-business/employee-code-of-conduct.aspx and are available in print to any stockholder who requests them.

Transactions with Related Persons

The Company did not engage in any reportable related person transactions in fiscal year 2013.

The Board recognizes that transactions with related persons can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interests of the Company and its stockholders. Accordingly, the Board has delegated responsibility to the Audit Committee to review transactions between the Company and related persons. The Audit Committee has adopted a written policy providing procedures for review of related person transactions.

A related person transaction is a transaction between the Company and a director, Executive Officer, or 5% stockholder; an immediate family member of a director, Executive Officer, or 5% stockholder; or a company or other entity in which any of these persons have a material interest. Pursuant to the Audit Committee policy, related person transactions must be preapproved by the Committee or, in the event of an inadvertent failure to bring the transaction to the Committee for preapproval, ratified by the Committee. In deciding whether to approve or ratify a related person transaction, the Committee considers the benefits of the transaction to the Company, the impact on a director’s independence if a director or a director’s family member or affiliate is involved, the availability of comparable sources for products and services, the terms of the transaction, and terms available to third parties for similar transactions. The Audit Committee chairman is authorized to approve related person transactions when it is impractical or undesirable to wait until the next Committee meeting for approval. Such chairman-approved transactions must be reported to the Committee at the next meeting.

Diversity Policy

While the Board has not adopted a formal policy on diversity, the Company’s Governance Guidelines provide that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills, perspectives and experience in its overall composition. This guideline is implemented by seeking to identify candidates that bring diverse skills sets, backgrounds, and experiences, including ethnic, gender, and geographic diversity, to the Board when director candidates are needed.

Board Leadership Structure

As provided in our Governance Guidelines, the Board does not have a policy on whether the roles of Chairman of the Board and CEO should be separate or whether the Chairman of the Board should be independent. The Board determines which structure is in the best interests of the Company at any given time.

At present Mr. McGlade serves as both CEO and Chairman and the Board also has an independent Presiding Director. Mr. McGlade became CEO in 2007. The Board determined that Mr. McGlade should also serve as Chairman in 2008 after an in-depth review of alternative leadership structures. The Board decided to combine the roles because it has a high level of confidence in Mr. McGlade’s leadership and willingness to work closely and transparently with the independent directors, and believes the Company is best served at this time by unified leadership of operations and oversight of the Company, which ensures that the Board and management act with

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

common purpose. The Board also believes that maintaining equality among the independent directors fosters collegiality and openness among directors which leads to probing discussions, robust debate, and open exchange of ideas. Finally, the Board is satisfied that the independent directors have ample opportunities to execute their responsibilities independently through numerous executive sessions held throughout the year at both the Board and committee level, substantial interactions with members of the management team other than the CEO, and the leadership of the Presiding Director and the Committee chairs.

The Company’s Corporate Governance Guidelines provide that the Presiding Director’s responsibilities include:

•	Presiding at executive sessions of the Board and any other time the Chairman is not present, and communicating feedback to the CEO;

•	Determining the agenda for executive sessions of non-management directors; and

•	Principal authority to convene a meeting of independent directors.

The Presiding Director is elected by majority vote of the Board upon the nomination of the Corporate Governance and Nominating Committee. Mr. Henkes is currently the Presiding Director. His term will expire following the Annual Meeting of Stockholders in 2015.

Board Tenure Policy

To enable proactive Board succession planning and self-renewal, the Board has adopted a policy that a director may not continue to serve on the Board after the Annual Meeting following the earlier of his or her completion of fifteen full years of service on the Board or attainment of age 72. The Board retains the flexibility to waive this policy in response to events or recruiting realities.

Management Succession Planning

The Management Development and Compensation Committee of the Board, the CEO, and the Human Resources organization maintain an ongoing focus on executive development and succession planning to prepare the Company for future success. In addition to preparing for CEO succession, the succession planning process includes all Corporate Executive Committee positions. A comprehensive review of executive talent, including, from time to time, assessments by an independent consulting firm, determines participants’ readiness to take on additional leadership roles and identifies developmental and coaching opportunities needed to prepare them for greater responsibilities. The CEO makes a formal succession planning presentation to the Board annually. Succession planning is a responsibility of the entire Board and all members participate. In addition, the Company has an emergency succession plan for the CEO that is reviewed annually.

In September, Mr. McGlade announced his intention to retire in 2014. Simultaneously, the Board announced commencement of a CEO search to identify a successor to Mr. McGlade. The search is being led by a newly-formed Search Committee, with the assistance of a leading executive search firm. The search will be conducted in a manner consistent with recruiting an accomplished executive with the skills and experience necessary to successfully lead a large, global company. The Search Committee will identify and recommend a candidate to the full Board for approval. The members of the Search Committee are Messrs. Davis, Deaton, Ford, Ghasemi, Paull, and Smith. Mr. McGlade will continue to serve as Chairman and CEO during the search process.

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CORPORATE GOVERNANCE

Rights Plan

In July 2013, the Company announced that the Board adopted a stockholder rights plan (the “Rights Plan”) and declared a dividend of one right for each outstanding share of Air Products common stock.4

Prior to the announcement, the Company had observed unusual and substantial activity in the Company’s shares, which had no explanation at the time. The Board adopted the Rights Plan to promote the fair and equal treatment of all stockholders of the Company and ensure that the Board remained in the best position to discharge its fiduciary duties to the Company and its stockholders. The Rights Plan was not adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

The Rights Plan has a limited 12-month duration and expires in July 2014. At that time the Board will evaluate whether to extend the Rights Plan, submit it for stockholder vote, or terminate it. Messrs. Ghasemi, Monser, and Paull were not members of the Board at the time the Rights Plan was adopted and will provide the Board with new perspectives when the Rights Plan is again evaluated. The Company has engaged in discussions with a number of its investors in order to better understand the perspective of stockholders on the Rights Plan, and stockholder views will be considered when the Rights Plan expires. The Board welcomes further input from stockholders regarding the Rights Plan, and stockholders can communicate with the Board through the process described on page 19.

The Rights Plan contains provisions that allow passive investors to accumulate considerable positions even while the Rights Plan is in place. The thresholds for institutional investors allow ownership well beyond the holdings of any current stockholder and higher than any level of concentration we have ever had by an institutional investor in our stock.

In light of the short duration of the Rights Plan and the Company’s proactive campaign to solicit feedback from investors through direct conversations, the Board has determined not to present the Rights Plan for a vote of stockholders at this meeting. The Board recognizes that some investors are concerned that such stockholder rights plans allow boards and management to become entrenched and prevent business combinations that stockholders view as beneficial. As demonstrated by the recent addition of four new directors, the upcoming retirement of three directors, the planned retirement of Mr. McGlade, and the Board’s support of a proposal to eliminate the classified structure of the Board, the Company does not have an entrenched Board or management team. The Company’s Rights Plan was adopted to respond to a potential threat that one investor was obtaining a significant stake in the Company and could leverage that position at the expense of other stockholders. The Rights Plan was not adopted to prevent stockholders from making a choice on the future of the Company, but rather to ensure that all stockholders would have such a choice. We designed the Rights Plan to ensure that it would not have a negative impact on the right of stockholders to acquire shares or limit their voice in our governance.

Role in Risk Oversight

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts. Management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. Responsibility for risk oversight rests with the full Board. The Board formally reviews the Company’s risk management processes and policies periodically, including an inventory of key risks and associated monitoring, control, and mitigation activities; but the Board primarily exercises its risk oversight responsibility through meetings, discussions, and review of management reports and proposals. Consideration of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including large capital expenditures, acquisitions and divestitures, and financial matters. Committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business:

•

The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems. The Audit Committee also annually reviews an inventory of key risks and associated monitoring, control and mitigation activities.

[4]	For a full description of the Rights Plan, please see our Form 8-K report dated July 24, 2013.

AIR PRODUCTS AND CHEMICALS, INC.

CORPORATE GOVERNANCE

•

The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure, director succession planning, and allocation of authority between management and the Board.

•	The Environmental, Safety and Public Policy Committee oversees operational risks such as those relating to employee and community safety, health, environmental, and security matters.

•	The Finance Committee oversees risks associated with financial instruments, financial transactions, financial policies and strategies, pension funding, and capital structure.

•

The Management Development and Compensation Committee helps ensure that the Company’s executive compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

The Board receives regular reports from the committees about their activities and deliberations.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

STANDING COMMITTEES OF THE BOARD

The Board has five standing committees which operate under written charters approved by the full Board: Audit; Corporate Governance and Nominating; Environmental, Safety and Public Policy; Finance; and Management Development and Compensation. In accordance with NYSE listing standards, none of the directors who serve on the Audit, Corporate Governance and Nominating, or Management Development and Compensation Committees have ever been employed by the Company, and the Board has determined in its business judgment that all of them are “independent” from the Company and its management in accordance with the guidelines described above in “Director Independence”. The charters of all the committees can be viewed on the Company website at http://www.airproducts.com/company/governance/board-of-directors/committee-composition/commitee-descriptions- and-charters.aspx and are available in print to any stockholder upon request. The Company’s Bylaws also provide for an Executive Committee. The chart below identifies directors who were members of each committee at the end of fiscal year 2013, the number of meetings held by each committee during fiscal year 2013, and the committee chairs at the end of fiscal year 2013:

Name	Audit	Corporate Governance and Nominating	Environmental, Safety and Public Policy	Executive	Finance	Management Development & Compensation
M. L. Baeza		X		X		X
S. K. Carter	X				X
W. L. Davis		X		X		C
C. C. Deaton	X					X
M. J. Donahue	X		X
U. O. Fairbairn		X		X	X
W. D. Ford				X	C	X
S. Ghasemi			X
E. Henkes		C	X	X
D. H. Y. Ho			X		X
J. E. McGlade				C
M. G. McGlynn	X		C
E. L. Monser	X	X
M. H. Paull		X			X
L. S. Smith	C					X
FY2013 Meetings	7	5	2	0	3	4

C = Chairman

Audit Committee

The Board has determined that all of the Audit Committee members are “financially literate” and that Ms. Carter and Mr. Smith qualify as “audit committee financial experts” as defined by SEC regulations and NYSE listing standards. The Committee operates under a written charter. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accountant. The Committee reviews the appropriateness, quality, and acceptability of the Company’s accounting policies, the integrity of financial statements reported to the public, significant internal audit and control matters and activities, the Company’s policies and processes for risk assessment and management, and compliance with legal and regulatory requirements. The Committee discusses with the Company’s internal auditor and independent registered public accountant the overall scope and plans for their respective audits. The Committee regularly meets with the internal auditor and the independent registered public accountant, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews compliance with the Company’s Code of Conduct for employees and officers

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STANDING COMMITTEES OF THE BOARD

and is responsible for establishing and overseeing the Company’s procedures for confidential reporting of questionable accounting practices and handling complaints regarding accounting, internal controls, and other audit matters. Each year the Committee approves an annual agenda plan which specifies matters to be considered and acted upon by the Committee over the course of the year in fulfilling its responsibilities. In fiscal year 2013, the Committee met seven times.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 with the Company’s management and the independent registered public accountant, KPMG. The Committee has discussed with KPMG the matters that are required to be discussed under Public Company Accounting Oversight Board standards governing communications with audit committees. KPMG has provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed with KPMG the firm’s independence.

Based on the reviews and discussions referred to above, the Committee approved the audited consolidated financial statements and recommended to the Board that they be included in the Company’s Annual Report on Form 10-K for fiscal year 2013.

Audit Committee5

Lawrence S. Smith, Chairman

Susan K. Carter

Chad C. Deaton

Michael J. Donahue

Margaret G. McGlynn

Independent Registered Public Accountant

Appointment and Attendance at Annual Meeting.    KPMG was the Company’s independent registered public accountant for fiscal year 2013. Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and make a statement if they desire.

Fees of Independent Registered Public Accountant.    Consistent with the Audit Committee’s responsibility for engaging the Company’s independent registered public accountant, all audit and permitted nonaudit services performed by KPMG require preapproval by the Audit Committee. The full Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first meeting of the fiscal year. The Committee chairman has been designated by the Committee to approve any services arising during the year that were not preapproved by the Committee and services that were preapproved if the associated fees will cause the budget established for the type of service at issue to be exceeded by more than ten percent. Services approved by the chairman are communicated to the full Committee at its next regular quarterly in person meeting, and the Committee reviews actual and forecasted services and fees for the fiscal year at each such meeting. During fiscal year 2013, all services performed by the independent registered public accountant were preapproved.

[5]	Edward L. Monser was appointed to the Board and Audit Committee on September 26, 2013, and, therefore, did not participate in fiscal year 2013 Committee activities.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

During fiscal years 2012 and 2013, KPMG billed the Company fees for services in the following categories and amounts (in millions):

	2012	2013
Audit Fees	$5.9	$6.0
Audit-related Fees	$0.8	$0.7
Tax Fees	$0.1	$0.1
All Other Fees	$0.0	$0.0
Total Fees	$6.8	$6.8

Audit fees are fees for those professional services rendered in connection with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits in foreign jurisdictions. Audit-related services consisted primarily of services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence assistance, and consultation on financial accounting and reporting standards. Tax fees were primarily for preparation of tax returns in non-U.S. jurisdictions, assistance with tax audits and appeals, advice on mergers and acquisitions, and technical assistance.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates under a written charter. The Committee monitors and makes recommendations to the Board about corporate governance matters including the Company’s Corporate Governance Guidelines, codes of conduct, Board structure and operation, Board policies on director compensation and tenure, the meeting schedules of the Board and the committees, the charters and composition of the committees, and the annual Board and committee performance assessment processes. The Committee also has primary responsibility for identifying, recommending, and recruiting nominees for election to the Board and recommending candidates for election as Presiding Director. The Committee met five times in fiscal year 2013.

Selection of Directors.    The Board has established the following minimum qualifications for all directors: business experience, judgment, independence, integrity, ability to commit sufficient time and attention to the activities of the Board, absence of any potential conflicts with the Company’s interests, and an ability to represent the interests of all stockholders. The qualities and skills necessary for a specific director nominee are governed by the needs of the Company at the time the Committee determines to add a director to the Board. The specific requirements of the Company are determined by the Committee and are based on, among other things, the Company’s current business, market, geographic, and regulatory environments; the mix of perspectives, experience, and competencies currently represented by the other Board members; and the CEO’s views as to areas in which management desires additional advice and counsel.

When the need to recruit a nonmanagement director arises, the Committee’s standard process is to consult the other directors, the CEO, and a third-party recruiting firm to identify potential candidates. Once a candidate is identified, the candidate screening process generally is conducted initially by a third-party recruiting firm and will include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and other factors the Committee deems appropriate at the time. After such screening, prior to formal consideration and recommendation by the Committee, candidates are interviewed by one or more members of the Committee and the CEO.

This year four incumbent directors are standing for election. Two of the directors, Messrs. Deaton and Smith, were previously elected by the stockholders at the Annual Meeting of stockholders in 2011. Mr. Monser and Mr. Paull were first elected to the Board in September 2013. Mr. Monser was recommended to the Company by its third-party recruiting firm and identified through the process described above. Mr. Paull was identified and recommended to the Board by a stockholder.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

The Committee has adopted a policy regarding its consideration of director candidates recommended by stockholders for nomination by the Committee at an Annual Meeting, and a procedure for submission of such candidates. The policy provides that candidates recommended by stockholders will be considered by the Committee; submissions of candidates must be made in writing; and must be received not later than 120 days prior to the anniversary date of the proxy statement for the prior annual meeting. The submission must also provide certain information concerning the candidate and the recommending stockholder(s), a statement explaining why the candidate has the qualifications required, and consent of the candidate to be interviewed by the Committee and to serve if elected. A copy of the policy and procedure is available upon request from the Corporate Secretary’s Office. Candidates recommended by stockholders in accordance with these procedures will be screened and evaluated in the same manner as other candidates.

Executive Committee

The Executive Committee, which has not met since 2007, has the authority of the Board to act on most matters during intervals between Board meetings. It is usually convened only to approve capital expenditures associated with a project in excess of the CEO’s authority when a customer requires a commitment prior to the next Board meeting and a special meeting of the Board cannot be convened.

Environmental, Safety and Public Policy Committee

The Environmental, Safety and Public Policy Committee monitors and reports to the Board on issues and developments in areas such as environmental compliance, climate change and sustainability, safety, corporate security and crisis management, diversity, government relations, and corporate and foundation philanthropic programs.

Finance Committee

The Finance Committee reviews the Company’s financial policies; keeps informed of its financial operations and condition, including requirements for funds and access to liquidity; advises the Board about sources and uses of Company funds; reviews the Company’s financial arrangements and methods of external financing; and oversees the funding and management of assets of the Company’s employee pension and savings plans worldwide.

Management Development and Compensation Committee

Pursuant to its charter, the Management Development and Compensation Committee (the “Committee”) has responsibility for:

•

Establishing the Executive Officer compensation philosophy and strategy for the Company, consistent with Company objectives and stockholder interests, determining CEO compensation, and approving other Executive Officer compensation;

•

Approving performance objectives relevant to the compensation of the CEO, establishing the process for and leading the Board in evaluation of the performance of the Company’s CEO and providing oversight of the CEO’s evaluation of the performance of other Executive Officers;

•	Overseeing CEO succession planning and the development and evaluation of potential candidates for other Executive Officer positions; and

•

Overseeing the Company’s overall management compensation program, the design and administration of management incentive compensation plans, including equity programs, and the design and administration of the Company’s retirement and welfare benefit plans.

The Committee’s charter permits it to delegate all or a portion of the authority granted to it by the Board to one or more Committee members, senior executives, or subcommittees to the extent consistent with applicable laws, regulations, and listing standards. The Company’s Delegation of Authority Policy reserves for the Board and the Committee all compensation and staffing decisions with respect to Executive Officers except as specifically delegated by them.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

Roles of the Committee, Management, and Compensation Consultant in the Compensation Process.    The Committee is responsible to the Board and to stockholders for establishment and oversight of the Company’s compensation program for Executive Officers, including those named in the Summary Compensation Table (“Named Executive Officers”) and for approving the compensation level of the Executive Officers. During fiscal year 2013, the Company’s Executive Officers were the Named Executive Officers:

•	John E. McGlade, Chairman, President, and CEO;

•	M. Scott Crocco, Senior Vice President and Chief Financial Officer (“CFO”)[6];

•	Stephen J. Jones, Senior Vice President and General Manager – Tonnage Gases, Equipment and Energy, and China President;

•	John W. Marsland, Senior Vice President and General Manager – Merchant Gases[7];

•	John D. Stanley, Senior Vice President, General Counsel, and Chief Administrative Officer[8];

•	Paul E. Huck, former Senior Vice President and Chief Financial Officer[9];

and the following additional senior officers:

•	Guillermo Novo, Senior Vice President, Electronics, Performance Materials and Strategy; and

•	Corning F. Painter, Senior Vice President – Supply Chain.[10]

The Committee establishes overall compensation strategies and policies for the Executive Officers, allocates compensation for Executive Officers among the various components of compensation, evaluates and approves performance measures and goals relevant to the incentive compensation of the Executive Officers, evaluates the performance of the CEO with input from the full Board, determines direct compensation levels for the CEO, and evaluates and approves direct compensation levels for other Executive Officers. Each year, the Committee:

•

reviews and evaluates the appropriateness of the Company’s current Executive Officer compensation program based on several factors, including competitiveness of the program and alignment of compensation delivered under the program with the Company’s performance;

•

reviews target performance levels and goal ranges in the Company’s incentive plans relative to the long-term economics of its business, past and projected performance levels of its peers, and the goal levels of peers relative to their payouts;

•	reviews whether the program design encourages excessive risk taking;

•	approves peer groups for market reference;

•	reviews dilution and burn rates associated with the Company’s equity compensation;

•	evaluates and approves changes to incentive compensation and benefit plans when needed;

•	reviews succession planning for the Executive Officers and other key senior management employees;

•	approves incentive compensation payouts for the current year; and

•	addresses other specific issues regarding management development and compensation as needed.

Periodically, the Committee also undertakes an extensive review of the competitiveness and appropriateness of certain pay practices, such as Executive Officer severance arrangements and retirement benefits.

[6]	Mr. Crocco assumed this role in February 2013. Prior to that, he was Vice President and Corporate Controller.

[7]	Mr. Marsland stepped down from this position and the Corporate Executive Committee in October 2013 and will be leaving the Company.

[8]	Mr. Stanley assumed the role of Chief Administrative Officer in February 2013.

[9]	Mr. Huck retired in February 2013.

[10]	Mr. Painter assumed the role of Senior Vice President and General Manager – Merchant Gases in October 2013.

AIR PRODUCTS AND CHEMICALS, INC.

STANDING COMMITTEES OF THE BOARD

The Committee retains an external compensation consultant to provide independent advice, information, and analysis on executive compensation. The Committee has established several practices to ensure the external consultant’s independence, candor, and objectivity. The consultant is engaged by, has its compensation set by, and reports directly to the Committee; frequently meets separately with the Committee with no members of management present; and consults with the Committee chairman in between meetings. Management reports fees paid for services performed by the consultants to the Committee at each meeting and the Committee approves in advance the services to be performed. The Committee currently retains Farient Advisors LLC (“Farient”) as its external consultant. Farient has served as the Committee’s external consultant since 2008 when it was selected by the Committee following a search process for a consultant specializing in executive compensation. Farient also advises the Corporate Governance and Nominating Committee on director compensation, but performs no other services for the Company or management. The Committee has assessed Farient’s independence and is not aware of any conflicts of interest raised by Farient’s work.

During fiscal year 2013, Farient provided advice and analysis to the Committee on direct compensation for individual Executive Officers, peer group composition, incentive plan performance measure conventions and design, and external trends and regulatory developments. Farient also provided an analysis of the alignment of pay delivered under the Company’s Executive Officer compensation program with its performance compared to peer group pay and performance, an assessment of the fit of the Company’s Executive Officer compensation program design with its business strategy, a comparison of the program design to peer programs, and an assessment of the potential relationship between the Company’s compensation program and risk taking by management.

While the Committee determines overall compensation strategy and policies for the Executive Officers and approves their compensation, it seeks input from several Executive Officers and other management employees with respect to both overall guidelines and discrete compensation decisions. Specifically:

•	Human Resources works with the Committee to develop the design of compensation programs and decision-making frameworks for determining compensation levels;

•	the CEO provides input to the Committee on the forms of incentive compensation and performance measures that will best support his strategic goals for the Company;

•

the CEO provides the Committee perspective on the performance of other Executive Officers and develops and recommends compensation actions for the other Executive Officers, in consultation with Human Resources, and based on competitive market analysis received from external compensation consultants;

•	the CFO provides background and recommendations to the Committee regarding the Company’s key financial objectives and performance against them; and

•	the Company’s Law and Human Resources staff provide technical advice and other support to the Committee.

These Executive Officers and employees attend portions of the Committee meetings; however, the Committee’s usual practice is to meet in executive session both alone and with its external compensation consultant to reach final decisions about CEO and other Named Executive Officer compensation.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Management Development and Compensation Committee

The Committee has reviewed and discussed with management and its external compensation consultant the following Compensation Discussion and Analysis section of the Company’s Proxy Statement for fiscal year 2013. Based on its review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for fiscal year 2013.

Management Development and Compensation Committee

William L. Davis III, Chairman

Mario L. Baeza

Chad C. Deaton

W. Douglas Ford

Lawrence S. Smith

Compensation Discussion and Analysis

Our Executive Officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principals, and stockholder interests and concerns. The core of the Company’s compensation philosophy and practice continues to be pay for performance. Accordingly, this Compensation Discussion and Analysis begins with an overview of Company and stock performance for fiscal year 2013 and the factors influencing it, and a discussion of how the Committee views the link between pay and performance in the Company’s Executive Officer compensation program. Following this discussion, you will find a section on frequently asked questions on our pay and performance alignment that responds to questions and comments from investors, proxy advisory firms, and others regarding our Executive Officer compensation program. The remainder of the Compensation Discussion and Analysis outlines fiscal year 2013 Committee activities, including design changes adopted by the Committee for fiscal year 2014 and compensation governance practices of the Committee, and explains the design of the program and the components of Executive Officer compensation.

Fiscal Year 2013 Performance

Fiscal year 2013 was another year of below-trend economic growth. The European recession continued with European manufacturing contracting versus fiscal year 2012. The fiscal cliff, sequester, and budget and debt limit debates in Washington D.C. dampened U.S. activity, while Chinese manufacturing decelerated as new industrial policies began emphasizing structural reforms in addition to economic development. Below-trend growth in the U.S., European Union, and China contributed to lower global demand, further decelerating activity in most emerging markets as well. These factors contributed to financial results for the Company that, while solid, were below our expectations, resulting in below target annual incentive compensation for the year:

•	Revenue from continuing operations of $10.2 billion increased 6% compared to fiscal year 2012;

•	Operating income of $1.6 billion grew 2%;[11]

•	Earnings per share of $5.50 increased 2.4%;[11]

•	Return on Capital Employed was 11%;[11] and

•	Total Shareholder Return was 33%.

[11]

Comparisons and Return on Capital Employed are non-GAAP and based on continuing operations, excluding certain items for fiscal years 2012 and 2013. See Appendix A for a reconciliation to GAAP measures.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Despite the challenging operating environment, the Company remained focused on disciplined capital deployment, continued development of a sustainable low cost structure, and execution of our business strategies. The Company continued to lay the groundwork for future growth by winning key business in high growth markets, developing products and solutions for new markets, and executing portfolio management opportunities. Fiscal year 2013 highlights for the Company include:

•	We brought on stream more than a dozen major new projects, including hydrogen plants and air separation plants in the U.S., Europe, and China;

•	We announced several new projects in key growth markets, including China, liquid natural gas, and hydrogen, and expanded our project backlog to $3.5 billion, which will support growth into the future;

•	We introduced new technology including an advanced consumer-friendly retail hydrogen fuel dispenser;

•

We expanded our portfolio of industrial gas offerings in North America by acquiring EPCO Carbon Dioxide Projects, Inc.; made excellent progress on integration of our acquisition of a majority position in Indura, S.A.; and implemented our previously announced exit of the photovoltaic and polyurethane intermediate positions;

•

We were named to the Dow Jones Sustainability Index, the Carbon Disclosure Project Global and S&P 500 Disclosure and Performance Leadership Indexes, the FTSE4 Good Index, Corporate Responsibility Magazine’s 100 Best Corporate Citizens, and China’s Top 100 Ideal Employers; and

•	We returned $1,027,264,192 to stockholders through dividends and share repurchases, increasing dividends for the 31st consecutive year.

Pay and Performance Alignment

The success of the Company’s business and resulting value for our stockholders is predominantly based on stable, long-term relationships with customers and substantial capital investments that reap returns over a long time horizon through technological differentiation, cost control, and operational efficiencies. Reflecting this long-term business model, the Committee has identified and, with Farient, validated compensation tools and performance measures designed to ensure that the decisions being made today build value for the long term. To complement the business model, our Executive Officer compensation program is designed to reward sustainable growth, superior returns through disciplined capital investment, sustainable cost reduction, and consistent operational excellence.

Key Features of Our Program

•  Significant at risk compensation tied to building long-term stockholder value.

•  Performance measures and goals for our incentive compensation programs that require consistent performance improvement to achieve target payouts, even during economic slowdowns.

•  A balance of growth and return metrics for incentive compensation to prevent focus on one to the exclusion of the other.

•  Performance goals set at competitive levels.

•  Long-term orientation of Executive Officer compensation.

•  Substantial linkage of Executive Officer compensation to long-term stock performance.

These features of our program overlay a compensation setting framework that is designed to provide median target compensation for relevant peer groups12 on average, with actual compensation driven up or down based on the Company’s operating performance, stock price, and overall stockholder return. Each of these aspects of the program is discussed below.

[12]	See “Benchmarking” on page 44 for information about peer groups.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Variable compensation is tied to stockholder returns and key drivers of long-term value creation.

A substantial majority of Named Executive Officer direct compensation is variable; i.e., actual amounts realized depend on business or stock performance, as illustrated in the chart below:13

Long-term incentives constitute the largest single component of compensation and are delivered exclusively in stock, with their realized value strongly tied to stockholder returns.

Annual incentive awards and certain long-term incentive awards are tied to shareholder-focused performance measures established by the Committee. The current performance measures are tied to earnings growth and return on capital in excess of cost of capital because the Committee has determined that these have been the key drivers of stockholder value for capital intensive business models, across industries, time periods, and economic cycles. For fiscal year 2013, the Committee established year-over-year growth in earnings per share (“EPS Growth”) and the excess of Return on Capital Employed over the Company’s cost of capital (“ROCE Spread”)14 as the performance measures for the Company’s Annual Incentive Plan and the performance share component of long-term incentive awards.15 EPS Growth was chosen as the best growth measure because it reflects all sources of income after tax and promotes balanced use of debt and equity capital. ROCE Spread was determined to be the best measure of return on capital because it reflects all capital employed and all income generated after tax, and is adjusted for the Company’s cost of capital.

[13]

Direct compensation is base salary, annual and long-term incentive compensation. Other major components of compensation such as retirement benefits and international assignment benefits are based on pre-existing programs available to broad employee populations and were not the subject of Committee decisions for fiscal year 2013. Direct compensation components are described on page 43.

[14]

ROCE is calculated by dividing after-tax operating income plus after-tax equity affiliate income by capital employed (i.e., the sum of average debt, average equity, and average minority interest). Cost of capital is calculated as a leveraged, weighted average of the Company’s cost of debt (after tax) and cost of equity. (The cost of equity is determined using the Capital Asset Pricing Model which measures the expected return on an investment based on expected risk factors which affect the investment.) The difference between ROCE and cost of capital is the ROCE Spread.

[15]	Performance shares are described on pages 49-50.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Performance goals that require the management team to maintain and improve profitability in all economic environments to receive target incentive compensation.

Our performance goals reward consistent financial performance that creates stockholder value. In recent years, the Committee has established ongoing performance goals that required year-over-year improvement in earnings per share and returns in excess of cost of capital from year to year, rather than setting goals tied to an operating plan that has been adjusted for current economic conditions. For fiscal year 2013, although our operating plan anticipated tepid economic growth and uncertainty globally, no downward adjustments were made to the performance required for target annual incentive awards. As a result, annual incentive compensation this year was below target. The performance goals were adopted based on Company, Peer Reference Group16 and S&P 500 performance trends, historic and, in some cases, projected. They reward year-over-year improvement in earnings at or above these trend rates, checked by requiring consistent return on capital in excess of our cost of capital.

•	Balanced growth and return measures were used for both short-term and long-term incentives to require profitable growth across all time periods.

Our businesses require significant investment of capital in long-lived assets and technology in order to generate revenue and earnings growth. Because the investment decisions made by our management team today affect profitability for far longer periods, in some cases 20-30 years, the Committee believes that short-term results cannot be segregated from the foundation they build for the long term. Holding management accountable for consistent growth across all economic environments and time horizons motivates performance that creates value for stockholders. But, because we must invest significant capital to support revenue and earnings growth in our businesses, it is equally important that we achieve the right kind of growth; i.e., growth that generates a return in excess of the cost of capital. Since both growth and returns are critical to creating value for our stockholders, and because one can easily be sacrificed for the other or the long-term sacrificed for the short term, the Committee chose to use growth and return metrics for both short-term and long-term incentive programs. Requiring growth and returns to be balanced discourages undisciplined investment to generate short-term growth or lack of investment to inflate returns.

•	Performance goals are set to achieve competitive pay for competitive performance over the long term.

The Committee regularly evaluates the performance goals associated with Executive Officer incentive compensation to ensure that they are sufficiently demanding and motivate performance that is competitive relative to performance delivered by the Peer Reference Group and the S&P 500 without disincenting investment in the future of the business. The performance goals are set with reference to industry, peer, and Company historical performance; future expected performance of the Company; and the Company’s weighted average cost of capital. The performance goals are intended to ensure that a competitive level of performance will generate competitive compensation, with variance upward or downward based on actual performance versus goals. As a result, compensation is higher when performance is higher and stockholders are benefited; and, compensation is lower when performance is lower and stockholders are disappointed, creating alignment between management and stockholder interests.

•	Long-term orientation rewards sustainable profitability.

The Company’s Executive Officer compensation program emphasizes long-term incentives. Our program is regularly benchmarked for reasonableness in the market and assessed for effectiveness, sensitivity to stockholder expectations, and fit with business strategies, but the Committee seeks to maintain consistent compensation schemes to avoid focus on temporary, short-term achievements. The form of compensation, the performance measures used, and the performance goals are intended to remain relatively stable over significant periods of time. Delivery of compensation is cumulative; i.e., maximum leverage in the program is built cumulatively through long-term stock appreciation, not tied to short spikes in stock or market performance. Long-term incentives are granted annually, with overlapping vesting periods to reward sustained stock appreciation. Finally, short- and long-term incentives are subject to “clawback” provisions that allow the Company to recover compensation in the event of conduct adverse to the Company.

[16]	See “Benchmarking” on page 44 for more information about the Peer Reference Group.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Strong Linkage to Stockholder Returns — Extends Beyond Retirement

All long-term incentive compensation is delivered in Company stock so that realized compensation is profoundly influenced by stock price and TSR. Executive Officers are subject to stock ownership requirements and holding requirements for net shares received in stock option exercises. In addition, stock options and performance share awards granted in the three years leading up to retirement do not become fully exercisable or earn out, respectively, until after retirement; and stock option exercise periods continue until long after retirement. All of these features give Executive Officers significant incentive to focus on long-term value creation that will continue to benefit stockholders well after their departure from the Company.

•	Median pay positioning is tied to a compensation program designed to deliver above median pay only when operating performance creates measurable stockholder value and stockholder returns are strong.

Base salary is the only nonvariable component of Executive Officers’ direct compensation and is targeted at median for the Market Reference Group and/or Peer Reference Group.17 The portion of variable compensation delivered in cash and performance shares is received in proportion to performance against growth and return targets set with reference to long-term performance trends of the Company and peers. Target incentives are received only if performance is equal to these performance targets, and above median incentives are received only if performance exceeds the performance targets. Long-term incentives are benchmarked to median for the Market Reference Group and/or Peer Reference Group and are awarded entirely in stock, subject to vesting or performance conditions. The value of the amount actually delivered fluctuates depending on stock price appreciation and overall stockholder returns, as well as performance in the case of performance shares. Competitive compensation is intended to be realized only when stockholders have realized competitive returns. When stock performance is above or below expectations, above or below median compensation will be realized.

[17]	See “Benchmarking” on page 44 for more information about the Market Reference Group and Peer Reference Group.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Illustration of pay and performance relationship.

The chart below compares Target and Realizable Pay for the CEO over successive three-year periods to TSR for the same period.18 The chart shows the sensitivity of realizable pay to TSR, as Target Pay remains relatively stable.

[18]

We use the definition of Realizable Pay recommended by The Conference Board Working Group on Supplemental Pay Disclosure in “Supplemental Pay Disclosure: Overview of Issues, Proposal Definitions, and a Conceptual Framework” (The Conference Board, 2013). Realizable Pay includes base salary, actual annual incentive awards, and the year-end value of the equity awards issued during the relevant period using the closing market price of our common stock on the last trading day of the period. Year-end value for stock options is the intrinsic value of the option; i.e., the amount of the difference between the exercise price of the option and the closing market price of a share of stock on the last day of the fiscal year. Performance shares are reflected at the target level. TSR is stock price appreciation from the first day of the period through the last, plus dividends paid for the year.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Frequently Asked Questions on Pay and Performance Alignment

This section provides answers to questions and comments we have received on our Executive Officer compensation program.

Why does the Company use the same performance measures in both annual and long-term incentives? Doesn’t this create risk? Are executives being paid twice for the same performance?

The Committee concluded that earnings growth and return on capital in excess of cost of capital are the key drivers of stockholder value for capital-intensive businesses across time periods and economic cycles. In addition, the Committee believes that the management team performs better when it is focused on reinforced, well understood metrics rather than dividing its efforts among a number of metrics. The metrics are, however, weighted differently in the two programs. Because growth is more attainable in the short term, whereas returns take longer to develop, the Committee weighted the metrics 60% EPS Growth and 40% ROCE Spread for the short-term Annual Incentive Plan and 33% EPS Growth and 67% ROCE Spread for the longer-term performance shares.

The Committee believes that the use of counterbalancing metrics, EPS Growth and ROCE Spread, reduces risk. Growth of the Company’s business involves investment of substantial amounts of capital to build our plants, which deliver an income stream over a long period of years. Long-term value for our stockholders is created through current growth of the business, but only if coupled with returns in excess of the cost of capital. Short-term decisions cannot be segregated from long-term results. For example, it would be easy for management to generate growth by accepting new business without regard to returns, but this will ultimately erode stockholder value. Maximizing returns by reducing investment is also easy, but will ultimately erode stockholder value. Balancing growth and return measures avoids the risks that might otherwise result from linking substantial portions of compensation to the same performance metrics because of the natural friction between the two, which moderates the incentive either one unchecked could create to undermine long-term value creation.

The Committee believes it addresses concerns regarding overpayment by careful benchmarking of pay, selecting the right performance measures, and setting challenging performance goals.

Notwithstanding the Committee’s conclusion regarding these issues, the Committee has evaluated different performance measures for 2014 and has modified the performance measures for the short-term Annual Incentive Plan for 2014, as described on page 40.

Why doesn’t the Committee use relative performance measures?

The Committee’s approach inserts relative performance into its goal setting up front, rather than after the fact. The Company’s performance goals are established relative to long-term peer and industry performance trends and outlook. In setting the performance goals for Annual Incentive Plan awards and performance shares, the Committee references historical performance for the Peer Reference Group and the S&P 500 and regularly evaluates whether the goals are sufficiently demanding relative to long-term and projected performance of these peer groups. So, the payouts associated with various levels of performance do align with the Company’s performance relative to long-term peer performance.

Using performance measures based on an after the fact snapshot of relative performance would require a fundamental shift away from the Committee’s philosophy of measuring performance against the long-term peer and industry performance trends and requiring year-over-year improvement. Compensating Executive Officers based on performance against peers for an arbitrary time period may reduce upside in economic booms, but also would reduce downside in economic slumps. Stockholders do not experience the same moderation of returns on their investment, and therefore the Committee believes the performance goals chosen better align executive compensation with long-term stockholder interests and expectations.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Finally, the Company is one of only four major multinational industrial gas companies worldwide, two of which have their primary listings outside the U.S., making comparisons difficult. In addition, performance in the industrial gas business is often correlated strongly with regional and even micro regional economics and, because of the long business cycle and high capital intensity, often reflects historic rather than recent decisions. As a result, it is difficult to make meaningful comparisons of performance over an arbitrary time period.

Why doesn’t the Committee use TSR as a performance measure?

Compensation realized by the Company’s Executive Officers has a significant relationship to TSR because so much of Executive Officer compensation is delivered in stock. The chart below illustrates this correlation by showing what the value of long-term incentives granted to the CEO in fiscal year 2013 will be in three years at varying levels of TSR for the period:

CEO FY2013 Long-Term Incentive Awards[19]

Grant Date Value	Realizable Value at End of 3-Year Period
	Cumulative Assumed TSR -10%	Cumulative Assumed TSR +10%	Cumulative Assumed TSR +30%	Cumulative Assumed TSR +50%
$7,578,959	$2,924,921	$3,512,021	$6,988,077	$10,464,134

While recognizing the importance of TSR to stockholders, the Committee believes that directly tying compensation to TSR can be a very ineffective way to pay. Although stock price movements can be expected to reflect Company performance over the long term, on any given measurement date there can be aberrations that have little to do with the performance of the Company or its management team. Stock price increases can occur due to economic cycles, rumors, overall bullish sentiments, speculation about transactions or other environmental factors that can mask underperformance of the business. Similarly, stock price declines can occur due to geopolitical events, uncertainties about pending transactions, overall market panics, and many other factors that are well beyond the control of the management team and do not affect the long-term value of the business. Starting and ending measurement dates that are within several days or weeks of one another can produce very different TSR results given market volatility in recent years.

In addition, since most of the Company’s Executive Officer compensation is delivered in stock, tying compensation directly to TSR would amplify market distortions. The Committee believes it can create a more effective incentive for Executive Officers by determining what measures within the control of Executive Officers have proven to drive TSR over the long term, and measuring performance against these drivers. The Committee has chosen measures of financial performance that Executive Officers can more readily impact, that are supportive of the Company’s business strategy and very reflective of the pay for performance linkage the Committee intends. The Committee’s research indicates that the key drivers of stockholder value for our business across economic cycles are earnings growth and return on capital; so these are the measures the Committee has emphasized.

[19]

The “grant date value” is the sum of the values reflected in the Summary Compensation Table for Stock Awards and Option Awards. Cumulative assumed TSR is measured from the grant date (December 1, 2012-November 30, 2015). Grant date value is greater than award value even if TSR is 30% because the grant date valuation of stock options is based on option pricing models that assume options will be exercised at a time when greater appreciation will be realized. Realizable value at the end of three years reflects the intrinsic value of the stock options (the difference between the exercise price and the market value), the market value of the restricted shares plus accumulated dividends, and the market value of the target level of performance shares plus accumulated dividends, all at the indicated TSR level. Dividends are assumed to remain at the current rate of $2.84 per share per year.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Why doesn’t the Company tie more of its equity awards to performance conditions?

The Committee believes that the combination of equity awards used in our Executive Officer compensation program promotes a balanced mix of stockholder benefits: focus on stock price appreciation, focus on performance that meets or exceeds the performance goals, focus on TSR including dividends, and retention of the management team. It is also important to note that the Committee firmly believes that all equity awards are performance based, including those that vest over time. Both stock options and restricted stock, while not explicitly tied to performance conditions, are highly correlated with stockholder returns. Although the Summary Compensation Table reflects a grant date value used for accounting purposes, our stock options have no value unless the Company stock price appreciates, and the value of restricted shares is 100% correlated to TSR. For fiscal year 2014, the Committee has determined to reallocate long-term incentives for Executive Officers so that a greater percentage of long-term awards is explicitly tied to performance conditions. As a result, for fiscal year 2014, the allocation of long-term incentives has been changed as follows:

Long-Term Incentive Component	2013	2014
Stock Options	50%	40%
Performance Shares	25%	35%
Restricted Stock	25%	25%

Highlights of Fiscal Year 2013 Committee Activities

The following are highlights of Executive Officer compensation actions taken by the Committee in or for fiscal year 2013:

•	Target Fiscal Year 2013 Direct Compensation Set.

At the beginning of the year, based on extensive benchmarking against peers, the Committee established 2013 direct compensation. The table below indicates the Total Direct Compensation opportunity (base salary, annual incentive award target, and target value of annual long-term incentive awards20) granted to each Named Executive Officer for fiscal year 201321:

Officer	Base Salary	Annual Incentive Target	Long-Term Incentives	Total Direct Compensation
J. E. McGlade	$1,200,000	$1,560,000	$6,500,000	$9,260,000
P. E. Huck[22]	$690,000	$244,375	$0	$2,776,500
M. S. Crocco[22]	$445,000	$255,875	$500,000	$1,200,875
S. J. Jones	$575,000	$431,250	$1,000,000	$2,006,250
J. D. Stanley	$540,000	$378,000	$875,000	$1,793,000
J. W. Marsland	$520,000	$390,000	$900,000	$1,810,000

[20]

Each year the Committee grants long-term incentive awards intended to deliver a target value. The process for determining the target value to be granted and the value of the awards is described on pages 47-48. The actual value realized may differ significantly (up or down) from the target value due to Company stock price performance over the life of the awards and the extent to which applicable performance metrics are met.

[21]

This table is intended to supplement, not replace, the Summary Compensation Table, which reports fiscal year 2013 Named Executive Officers compensation in the format required by SEC rules. The Summary Compensation Table provides important information regarding the expense associated with the Committee’s intended level of pay and provides a standardized measure across companies. The table above reflects how the Committee views the compensation opportunities it is providing.

[22]

Mr. Huck announced his intention to retire in March 2013 early in the fiscal year. Accordingly, no long-term incentives were granted to him, and his annual incentive target was prorated. Mr. Crocco’s long-term incentive target value and annual incentive target were also prorated reflecting his assumption of the chief financial officer role mid-year.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Incentive Compensation Determined.

Following the end of the year, the Committee determined incentive compensation. The table below compares target annual incentive compensation provided to each Named Executive Officer with actual awards determined by the Committee. Because the Company’s performance for fiscal year 2013 was below the expectations reflected in the performance goals, the Committee determined a below target annual incentive payout.

	Annual Incentive Payouts

	Target Value	Actual Value
J. E. McGlade	$1,560,000	$1,029,000
P. E. Huck	$244,375	$161,000
M. S. Crocco	$255,875	$169,000
S. J. Jones	$431,250	$298,000
J. D. Stanley	$378,000	$261,000
J. W. Marsland	$390,000	$233,000

The Committee also determined final earn-out levels for performance shares granted in fiscal year 2011 with a performance cycle ending at the end of fiscal year 2013. Fiscal year 2011-2013 ROCE Spread and EPS Growth performance resulted in performance share payouts that were 116% of target.

FY2011-2013 Performance Shares

	Target	Actual
J. E. McGlade	16,639	19,301
P. E. Huck	3,496	4,055
M. S. Crocco	503	583
S. J. Jones	2,199	2,551
J. D. Stanley	2,155	2,500
J. W. Marsland	1,591	1,846

•	Committee reviewed results of the stockholder advisory vote on Named Executive Officer compensation and comments received.

Following the 2013 Annual Meeting, the Committee reviewed the results of the stockholder advisory vote on Executive Officer compensation and comments received on the Executive Officer compensation program. With over 95% of votes cast voted in favor of approval, the Committee determined that the great majority of stockholders were satisfied with the existing program and no major changes in design were made. However, the Committee has made some modifications to the Program, described in the next paragraph, that are responsive to stockholder comments that a larger percentage of long-term incentives should be tied to specific performance goals and that performance measures should be different for short- and long-term incentives.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Committee modified the compensation program design.

For fiscal year 2014, the Committee has determined to tie a larger percentage of long-term incentives to specific performance goals and to differentiate the performance measures used for short-term and long-term incentives. The Committee made the following modifications to Executive Officer compensation:

•	The mix of long-term incentives will be changed:

Long-Term Incentive Component	2013	2014
Stock Options	50%	40%
Performance Shares	25%	35%
Restricted Stock	25%	25%

The Committee believes this allocation will preserve strong incentives to drive stock performance and specific performance goals and continue to provide strong retention incentives.

•

The Committee added underlying sales growth as a performance measure for the Annual Incentive Plan. The Committee evaluated several performance measures and reviewed peer group practices. The Committee determined to add underlying sales growth to drive management focus on loading capacity in existing assets. This measure will be balanced with an earnings measure to ensure that it drives profitable growth. For fiscal year 2014, Annual Incentive Plan payouts will be based on a formula incorporating underlying sales growth and EPS Growth. Performance shares will continue to be tied to ROCE Spread and EPS Growth. With the addition of underlying sales growth as a short-term incentive performance measure, the Committee’s goal setting will reflect the economic outlook for the performance period. As always, the Committee will seek to set performance goals that drive competitive performance.

•	Committee evaluated potential linkage between compensation and risk taking.

During fiscal year 2013, the Committee, with Farient, conducted an in-depth risk assessment of the Company’s Executive Officer compensation program. The Committee concluded that the program is balanced and does not motivate imprudent risk taking, including because of the following features:

•	The Company does not use highly leveraged short-term incentives that drive risky investments at the expense of long-term Company value.

•

Incentive compensation performance measures balance growth and returns to promote disciplined progress towards longer-term goals and to mitigate the risk of focusing on top-line growth at the expense of sustained profitability. Returns are measured based on both debt and equity capital to discourage excessive financial leverage.

•

The Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance.

•	Cash incentive awards are capped at sustainable levels, and the Committee has discretion to reduce awards, including for nonfinancial considerations.

•	The Company imposes substantial Executive Officer stock ownership and holding requirements.

•

The Company has recovery policies (“clawbacks”) applicable to incentive compensation that permit the Company to cancel awards and recoup certain gains in the event of conduct detrimental to the Company.

In addition, management conducted and reported to the Committee on its evaluation of the Company’s overall compensation practices and programs to assess whether any of these programs and practices exposed the Company to excessive risk taking, concluding there were no such programs or practices.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•	Committee benchmarked peer pay program design practices.

During fiscal year 2013, the Committee engaged Farient to conduct a review of peer pay program design and practices to confirm the reasonableness of the Company’s program compared to the competitive market and fit of the program with the Company’s business requirements. Areas evaluated included pay positioning, allocation of pay mix, goal setting, and compensation policies.

•	Committee reviewed pay and performance alignment.

During fiscal year 2013, the Committee engaged Farient to conduct its annual pay for performance analysis which assessed the alignment of the Company’s Executive Officer compensation program outcomes and performance results. Farient developed a Performance Alignment Report that measures: (1) the sensitivity of Performance-Adjusted Compensation23 to TSR performance; and (2) the reasonableness of Performance-Adjusted Compensation for the Company’s revenue size, Peer Reference Group24, and TSR performance. Farient compared Performance-Adjusted CEO Compensation (covering salary, short-term incentives, and long-term incentives) for the Company over rolling three-year periods to TSR for the same rolling three-year periods, and tested the results against similar variables for the Company’s Peer Reference Group. Farient concluded the Company’s compensation outcomes were reasonable relative to its peers and the performance delivered and sensitive to performance over time. A copy of the Performance Alignment Report is attached as Appendix B.

•	Committee maintained strong governance practices.

The Committee recognizes that stockholders want assurance that the processes for determining and paying Executive Officer compensation reflect thoughtful stewardship of their Company’s resources. The Committee has adopted the following practices, among others, to help demonstrate commitment to this principle:

Compensation Governance Highlights

•	Independent directors make all final compensation decisions pertaining to Executive Officers.

•	Committee is advised by independent compensation consultant who performs no services for management.

•	Minimal perquisites with sound business rationale.

•	No employment contracts.

•	Program targeted at market median.

•	Stringent stock ownership guidelines.

•	Prohibition on hedging or pledging Company stock.

•	Consistent administration of performance goals and formulas.

•	Elimination of excise tax gross ups on change in control arrangements entered after 2010.

•	Annual review of dilution and burn rate relative to peers.

•	Clawback provisions in long- and short-term incentive programs.

[23]

Performance-Adjusted Compensation (PAC) is a trademark of Farient developed to measure actual compensation outcomes after performance rather than target compensation before performance. See Ferracone, R. A. (2010). Fair Pay, Fair Play, San Francisco. Jossey-Bass, pages 41-44 for an explanation of their methodology.

[24]	See “Benchmarking” on page 44 for more information about the Peer Reference Group.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal Year 2013 Executive Officer Compensation Program

Overview.    The overall objective of our Executive Officer compensation program is to attract and retain a talented management team and provide them with the right incentives to execute our strategic objectives and maximize our stockholders’ investment in the Company. The same principles that govern the compensation of all our salaried employees apply to the compensation of our Executive Officers:

Our Compensation Philosophy

•    Tie compensation to strategy and performance.

The Company’s programs provide a range of incentive compensation opportunities that promote achievement of short-, medium-, and long-term strategic and financial objectives.

•    Link the interests of Executive Officers to the interests of stockholders.

The Company’s Executive Officer compensation program is designed so that factors that impact the value of our stockholders’ investment in the Company also impact our management team’s personal wealth.

•    Provide competitive total compensation for competitive performance.

The Company seeks to offer compensation opportunities that are sufficient to attract talented and experienced managers who have a choice about where they work, and to discourage them from seeking other opportunities.

•    Reinforce succession planning process.

The overall compensation program for our Executive Officers is managed to reinforce our succession planning process.

•    Foster nonfinancial corporate goals.

While financial results are the primary commitment the Company makes to stockholders, the compensation program balances financial results with other Company values such as sustainability, continuous improvement, safety, diversity, and ethical conduct. Accordingly, some components of the program provide flexibility to recognize nonfinancial achievements or to reduce or recoup compensation where insufficient attention is paid to nonfinancial Company objectives.

•    Support actions needed to respond to changing business environments.

The Company has sought to provide some elements of compensation, such as severance benefits, that give the management team or the Board tools to facilitate decisions about divestitures and restructurings, succession planning, or other significant corporate events that may impact the position or employment status of Executive Officers.

Our Executive Officer compensation program emphasizes compensation opportunities that are linked to key performance indicators, such as earnings growth and return on capital and stockholder returns. The majority of compensation provided to the Company’s Executive Officers is dependent upon the achievement of short-, medium-, and long-term performance objectives and/or appreciation in the value of Company stock. In addition to these incentive opportunities, the Company’s compensation programs provide Executive Officers a lesser amount of fixed elements, such as base salary and benefits, which are an essential part of a competitive compensation program. The Company also provides severance and change in control arrangements to mitigate the impact of portfolio management actions, succession planning moves, and other corporate actions.

For fiscal year 2013, the Committee intended the Company’s Executive Officer compensation programs to provide, on average, a compensation opportunity that approximates the median of similar companies. Individual components of compensation may be greater or lesser than the median, and actual compensation delivered may vary significantly from the target opportunity and the median based on Company or individual performance and changes in Company stock price.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Direct compensation is delivered to the CEO and other Named Executive Officers through the components listed in the table below, which provides a brief description of the principal types of compensation, how performance factors into each type of compensation, and the compensation program objectives served by each type. Detailed descriptions of the components of direct compensation and how the Committee determined compensation levels for fiscal year 2013 begin on page 45.25

Fiscal Year 2013 Named Executive Officer Direct Compensation Components

Component	Description	How Amount Determined/ Performance Considerations	Objectives	Percent of Total Target Compensation
Base Salary	Fixed cash payment.	Targeted at Market Median[26] with adjustment based on level of responsibility, experience, and individual performance.	Provide competitive foundational pay.	CEO – 13% Others – 31%
Annual Incentive	Short-term incentive, cash payment.	Target payout references Market Median. Actual payout driven by EPS Growth and ROCE Spread. Can be adjusted based on individual performance and Company performance on nonfinancial objectives.	Promote achievement of short-term financial and strategic objectives. Encourage current decisions that promote long-term value creation.	CEO – 17% Others – 21%
Performance Shares	Deferred stock units that pay out upon achievement of performance targets. Delivered in shares of stock with dividend equivalents also payable on vesting.	Target value based on Market Median for long-term incentives. Actual payout determined by average EPS Growth and ROCE Performance over 3 year period. Value of payout also strongly impacted by stockholder returns during performance period.	Promote achievement of mid-term financial objectives; retention; align Executive Officers’ interests with stockholder returns.	CEO – 17.5% Others – 12%
Stock Options	Options to purchase shares of stock at closing market value on grant date. (Become exercisable over 3 years. Exercisable for 10 years.) 50% of net shares received must be held for 1 year after exercise.	Target value based on Market Median for long-term incentives. Actual value derived from stock price appreciation.	Motivate Executive Officers to drive long-term stock appreciation.	CEO – 35% Others – 24%
Restricted Stock	Shares of stock that vest over 4 year period and pay dividends.	Target value based on Market Median for long-term incentives. Actual value determined by stockholder returns during vesting period.	Retention; align Executive Officers’ interests with stockholder returns.	CEO – 17.5% Others – 12%

[25]

Other major components of compensation such as retirement and welfare benefits are based on pre-existing programs available to broad employee populations and were not the subject of Committee decisions for fiscal year 2013. Similarly, international assignment benefits are provided under the Company’s policy covering all employees on international assignment, although the Committee did review and approve the application of the policy to Mr. Jones and Mr. Marsland.

[26]	See “Setting Total Compensation” below for an explanation of how the Committee views the Market Median.

COMPENSATION OF EXECUTIVE OFFICERS

Benchmarking.    The Committee believes that a threshold characteristic of reasonable compensation is that it be aligned with compensation provided by companies with which the Company competes for talent. In preparation for determining fiscal year 2013 compensation, the Committee benchmarked the Executive Officer compensation levels to evaluate the competitiveness of the program and as a reference for establishing compensation levels for fiscal year 2013.

The Committee annually reviews and approves the peer groups used for benchmarking compensation. For purposes of assessing competitiveness and recommending compensation levels for fiscal year 2013, the Company engaged Mercer to compile survey data from its compensation database on a market reference group of industrial companies with revenue of $7 to $13 billion (consistent with the Company’s fiscal year 2012 revenue of $9.6 billion) (“Market Reference Group”). This Market Reference Group is representative of the companies with which the Company competes for talent and is used by the Company for various compensation benchmarking purposes, not just Executive Officer compensation. A list of companies included in the Market Reference Group is provided in Appendix C on page C-1. Mercer also used a supplemental reference group of companies in its database with revenues of $5 to $20 billion to validate results.

Mercer prepared an assessment of each of the Company’s Named Executive Officer’s compensation level relative to this Market Reference Group based on similar functional responsibilities. Mercer applied a discount or premium to the Market Reference Group data to determine the median level for certain positions where there are material differences between an Executive Officer’s role and the typical accountabilities of the benchmarked position. For example, a premium of 10% was added to the data for the general counsel position to reflect Mr. Stanley’s additional responsibilities as Chief Administrative Officer with accountability for for the Company’s Human Resources, Communications, Information Technology, and Global Business Shared Services organizations; and a premium of 10% was added to the market data for Mr. Jones’ position to reflect his additional responsibilities as China President. Mercer determined median, 25th and 75th percentile levels for base salary, target annual incentive, target long-term incentives and target Total Direct Compensation. Annual and long-term incentive levels reflected a three-year average to reduce volatility in results. Because the survey data was collected in mid-2012, Mercer’s analysis was based on projected levels as of the beginning of the Company’s 2013 fiscal year.

At the Committee’s request, Farient also compiles proxy data from a smaller group of companies that are competitors of the Company or are similar to the Company in that they are chemical or other industrial companies, with similar capital structures, asset intensity, operating margins, and long-term business model (“Peer Reference Group”). Peer Reference Group companies are generally similar in revenue size to the Company; however certain larger companies are included based on proximity of business model. Data for these companies are size adjusted using regression analysis. The Committee used this secondary reference group for benchmarking specific pay practices and for assessing alignment of pay with performance. In addition, the Committee used the Peer Reference Group to assess competitive compensation levels for CEO and CFO compensation. Because proxy data does not necessarily reflect similar positions to the other Named Executive Officers, only the Market Reference Group was used to benchmark pay levels for them. A list of the companies included in the Peer Reference Group also appears in Appendix C.

Setting Total Compensation Levels for Fiscal Year 2013.    Overall, the Committee sought to provide a Total Direct Compensation target opportunity (base salary, target annual incentive award, and long-term incentive awards) for the Executive Officers that approximated the projected median level (the “Market Median”) for similar positions in the Market Reference Group and, in the case of the CEO and CFO, the Peer Reference Group.27 Total Direct Compensation target opportunities may be established at greater or lesser levels for individual Executive Officers based on performance factors, experience in the position, retention and succession planning considerations, or year-to-year swings in the market reference data. For fiscal year 2013, total direct compensation opportunities for all Named Executive Officers, except Mr. Crocco, approximated the Market Median. Mr. Crocco’s compensation was below median due to his assumption of the CFO role during February of 2013. Within the Total Direct Compensation opportunity for any Executive Officer, individual components of compensation may be greater or lesser than the Market Median, because the Committee is primarily concerned with the competitiveness of the entire program versus any one element of compensation. Actual compensation realized can vary significantly from the target

[27]

Consistent with industry practice, Mercer considers Total Direct Compensation within 15% of median to be competitive with median. This margin allows for year-to-year swings in data than can occur based on a number of factors unrelated to underlying compensation strategy.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

opportunity for any component of compensation or for Total Direct Compensation based on Company or individual performance and Company stock price fluctuation. Consistent with market practice, and based on greater responsibility levels, Mr. McGlade’s compensation is substantially more than that of other Executive Officers.

As part of the process for determining Total Direct Compensation, the Committee also reviews tally sheets which detail the value, earnings, and accumulated potential payout of each element of an Executive Officer’s compensation in various employment termination scenarios. The tally sheets help the Committee consider the retention value of an Executive Officer’s accumulated compensation package, compare Executive Officers’ accumulated compensation, and understand the impact of their compensation decisions on various termination of employment scenarios.

Setting Performance Metrics for Incentive Compensation.    The Committee annually reviews and establishes the performance measures, target goals, and payout schedules used for the Annual Incentive Plan and the performance share component of the long-term incentive program. The Committee periodically requests Farient to do an in-depth analysis of the alignment of the performance goals with historic performance of the Company, the Peer Reference Group and the S&P 500, and projected performance for the Company and Peer Reference Group. This was done most recently in 2011. The Committee determined to continue to use the performance goal levels in the chart on page 46 for fiscal year 2013 as they were aligned with Peer Reference Group goal setting trends and Company, Peer Reference Group and S&P 500 long-term performance trends and prospective opportunities. In determining actual performance against these metrics, the Committee decides whether to include or exclude the impact of items reported in the Company’s financial statements that may distort underlying operating results for the current or a prior year. Adjustments from reported earnings are intended to avoid artificial inflation or deflation of awards due to unusual or nonrecurring items in the applicable period and align pay outcomes with how management views the performance of the business.

Components of Compensation

Within the competitive target value for an Executive Officer’s Total Direct Compensation established by the Committee, the Committee determines the individual compensation components of the program.

Base Salary.    Base salary is generally targeted at the Market Median, with adjustment where the Committee believes appropriate for proficiency, performance, experience, and the uniqueness of the responsibilities held by certain Executive Officers. Changes in base salaries for Executive Officers become effective as of the first payroll period in the calendar year; so the amounts reflected in the Summary Compensation Table reflect the fiscal year 2012 base salary rate for the first quarter of the year and the fiscal year 2013 base salary rate for the remainder of the year. For fiscal year 2013, all Named Executive Officers’ base salaries were set at approximately Market Median, except Mr. Crocco’s. Mr. Crocco’s base salary was significantly below median due to his newness in the position.

Messrs. McGlade, Huck, and Jones received no increase in base salary for 2013. Mr. Marsland received a salary increase to bring his salary in line with the Market Median target. Mr. Stanley received a significant increase in salary to reflect his new responsibilities as Chief Administrative Officer. Mr. Crocco received a significant base salary increase to reflect his new responsibilities as CFO. Base salaries approved for the Named Executive Officers for 2012 and 2013 were as follows:

Officer	2012 Base Salary Rate	2013 Base Salary Rate
J. E. McGlade	$1,200,000	$1,200,000
P. E. Huck	$690,000	$690,000
M. S. Crocco	$287,378	$445,000	[28]
S. J. Jones	$575,000	$575,000
J. D. Stanley	$460,000	$540,000
J. W. Marsland	$470,000	$520,000

[28]	This was Mr. Crocco’s base salary rate at the end of fiscal year 2013. Because he was named Senior Vice President and CFO during 2013, his salary rate was adjusted during the year.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Annual Incentive Plan.    Target annual incentive opportunities under the Annual Incentive Plan are intended to approximate the Market Median. Targets may be established at greater or lesser levels for individual Executive Officers based on performance factors, internal equity, experience in the position, or year-to-year swings in the market data. Actual annual incentive awards may be above or below target depending upon the Company’s fiscal year performance as measured by the performance measures and goals established by the Committee at the beginning of the fiscal year. When performance exceeds the target goals for the performance measures, annual incentive awards may exceed target as well, and may exceed Market Median payouts. Actual annual incentive awards can range from 0% to 230% of target. Over the past five years, Executive Officer awards have ranged from 0 to 208% of target.

Determination of annual incentive awards is a multi-step process which begins with establishing target opportunities. At the beginning of the fiscal year the Committee determines Executive Officer target annual incentive awards as a percentage of each Executive Officer’s base salary based on the Market Reference Group and Peer Reference Group competitive assessment. For fiscal year 2013, the target award levels for the Named Executive Officers were as follows:

Officer	% of Base Salary
J. E. McGlade	130%
P. E. Huck	85%
M. S. Crocco	70%
S. J. Jones	75%
J. D. Stanley	70%
J. W. Marsland	75%

Target annual incentive awards as a percentage of base salary for all Named Executive Officers approximated the Market Median. An Executive Officer’s actual award is determined by multiplying the target award by his or her individual payout factor.

As a first step in determining an Executive Officer’s individual payout factor, the Committee determines an overall Company payout factor which is derived from the performance measures, goal levels, and payout schedules established by the Committee at the beginning of the fiscal year. As described above, for fiscal year 2013 the Committee selected EPS Growth and ROCE Spread as the performance measures for the Annual Incentive Plan. The weightings, threshold, target and maximum factors for each measure are set out below. (Factors are interpolated between points.) Below target performance results in below target factors and vice versa.

2013 Factor Schedule

Weighted at 60%		Weighted at 40%

% EPS Growth	Factor	ROCE Spread	Factor
16.0% or Greater	2.00	5% or Greater	2.00
15%	1.80	3%	1.00
13%	1.60	0%	0.50
11%	1.30	<0%	0.00
10%	1.20
9%	1.00
7%	0.80
4%	0.50
0%	0.35
-10%	0.00

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The payout factor range is determined by a formula using the EPS Growth Factor and ROCE Spread Factor from the Factor Schedule based on Company performance for the year. Actual payout factors are adjusted within the range by the Committee based on Company and individual performance. Variables that the Committee considers with respect to Company performance include the operating results for the year (highlights on pages 30 and 31 for fiscal year 2013) and performance against nonfinancial objectives such as safety, sustainability, diversity, and continuous improvement. Individual performance variables that factor into the Committee’s determination include subjective, qualitative judgments with respect to the contribution of the individual for the year; efforts toward specific Company objectives; and, in the case of operating managers, the performance of their segment versus the internal operating plan for the year. Although the Committee can determine a payout factor for individual Named Executive Officers up to the maximum of the payout range or down to 0, it is the Committee’s practice that 75% of their individual awards be based on overall Company performance. The Committee emphasizes Company performance because each Named Executive Officer participates in enterprise-level management and is expected to prioritize the interests of the enterprise over their own organization. So, the Committee’s process for determining an Executive officer’s award is:

For fiscal year 2013, EPS Growth was 2.4% and the ROCE Spread was 3.0%.29 The table below shows the target goals, actual performance, associated factor, and weight.

Metric	Target	Actual[29]	Factor	Weight
EPS Growth	9.0%	2.4%	.44	60%
ROCE Spread	3.0%	3.0%	1.00	40%

The unadjusted payout factor, based solely on the financial results, was 66%. The payout range determined under the formula was 36% to 96%.

For fiscal year 2013, the Committee did not adjust the payout factor for Messrs. McGlade, Crocco, and Huck. The Committee made slight adjustments upward in the case of Mr. Jones and downward in the case of Mr. Marsland to reflect the performance of their businesses. Mr. Stanley’s payout factor was adjusted slightly upward to reward his leadership in the Company’s response to unusual legal and governance challenges during the year. Fiscal year 2013 bonuses determined for Named Executive Officers appear in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentives.    The Committee believes long-term incentive compensation is a critical part of Executive Officer compensation because it creates alignment with stockholders and promotes achievement of longer term financial and strategic objectives. In recent years the Committee has selected three balanced components for the

[29]

Levels are based on non GAAP continuing operations. In determining fiscal year 2013 EPS Growth and ROCE Spread performance, the Committee excluded certain items from fiscal year 2013 and 2012 results. See Appendix A for a reconciliation to GAAP measures.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officer’s long-term incentives: stock options to directly reward executives for increases in stock price; restricted stock which links Executive Officers’ interests to TSR and provides a retention incentive; and “performance shares” which are conditioned on performance over a three-year period to provide focus on medium-term goals (for fiscal year 2013 grants, average EPS Growth and ROCE Spread from fiscal year 2013 through fiscal year 2015). The current mix of intended long-term incentive value for Executive Officers is 50% stock options, 25% restricted stock, and 25% performance shares. The Committee chose this mix of stock options, restricted stock, and performance shares to provide a balance of stock-based compensation contingent on outcomes of long-term and medium-term decision making and encourage retention. Because all components of the long-term incentive opportunity are delivered in Company stock-based awards, they all become more or less valuable with changes in Company stock value that affect stockholders.

The Committee determined the level of long-term incentive grants for fiscal year 2013 at the beginning of the fiscal year. Prior to making the grants, the Committee established an intended long-term incentive value for each Executive Officer. When setting these intended values, the Committee considers the Market and Peer Reference Group competitive data and target Total Direct Compensation opportunities for each Executive Officer. It is the Committee’s intent that the long-term incentive value approximate the Market Median award and bring the Total Direct Compensation opportunity for each Executive Officer to approximately the Market Median level when combined with base salary and target Annual Incentive Plan awards. The Committee has determined that this important element of compensation should target the Market Median level to encourage a strong performance orientation and ensure attraction and retention of talented and experienced managers.

Individual performance or other factors may result in awards which are above or below the Market Median. These factors include tenure and experience, succession planning and retention concerns, subjective evaluations of performance, historical grant levels, and other recent compensation actions with respect to the individual such as special one-time retention awards. For fiscal year 2013, all intended long-term incentive values, except Mr. Crocco’s, approximated the projected Market Median. Mr. Crocco’s long-term incentive value was below median because he assumed the CFO role mid-year. All other Named Executive Officers received modest increases in intended long-term incentive values for fiscal year 2013 consistent with Market Median positioning. Intended long-term incentive values for the Named Executive Officers are reflected in the chart on page 38. The actual value realized may differ significantly (up or down) from the intended value due to Company stock price performance over the life of the awards, TSR in the case of performance shares and restricted stock, the extent to which performance goals are met in the case of performance shares, and timing of individual exercises in the case of stock options.

Granting Practices.    Equity compensation awards to Executive Officers and other management employees under the Company’s Long-Term Incentive Plan (except for off-cycle recruiting and retention awards) are granted as of the first NYSE business day in the month of December. Recruiting grants are generally issued as of the first day of employment and priced at the closing market value on that date. Off-cycle retention grants are made occasionally in response to extraordinary retention needs that arise during the year.

Stock Options.    Stock options are granted with an exercise price equal to the closing market value on the grant date, have a ten-year term, and vest ratably over the first three years of the term. Executive Officers are required to retain 50% of the net shares of Company stock received upon exercise for one year following exercise. The number of stock options awarded to the Named Executive Officers for fiscal year 2013 appears in the Grants of Plan-Based Awards table. In determining the number of stock options to grant, the Committee used a stock option valuation model provided by Mercer. The value of stock option grants for fiscal year 2013, as calculated using this model, approximated 50% of the Named Executive Officers’ total intended long-term incentive value. The actual value realized is dependent on stock price appreciation at the time of exercise.

Restricted Stock.    Restricted stock awards are shares of Company common stock that possess voting and dividend rights but are subject to restrictions on transferability and forfeitable until vesting. The vesting conditions provide an incentive for retention, and the value of this compensation element increases or decreases in direct proportion to TSR. The amount of restricted stock granted to the Named Executive Officers in fiscal year 2013 is reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table. Individual award amounts were determined by calculating the value (based on the closing market value of a share of the Company’s stock on the grant date) to approximate 25% of the total intended long-term incentive value for the Executive Officer.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Performance Shares.    The final component of the long-term incentive program is performance shares, which reinforce important medium-term objectives for the Company and also provide a link to TSR. Performance shares entitle the recipient to receive one share of Company stock and accumulated dividend equivalents for each performance share upon the satisfaction of performance objectives and other conditions to earning the award. Performance shares are granted each year with overlapping three-year performance cycles. The awards are paid out at the end of the three-year period based on performance, if threshold performance goals are met.

Payouts of performance shares range from 0% to 215% of the target level of shares awarded. The target level for fiscal year 2013 grants approximated 25% of each Named Executive Officer’s total intended long-term incentive value, and is converted to shares based on the grant date closing market value of Company stock. The actual number of performance shares earned is determined by multiplying the target number of shares by a payout factor. A tentative payout factor is determined using the formula below, reflecting performance during the three-year performance period.

67% ROCE Spread Factor	+	33% EPS Growth Factor	=	Payout Factor

Grants in Fiscal Year 2013.    For grants made in 2013, the ROCE Spread Factor and the EPS Growth Factor will be determined based on average ROCE Spread and EPS Growth over the performance period under the schedule below (interpolated for average ROCE Spread and EPS Growth results between the performance levels indicated). The Committee may adjust the payout factor by 15 percentage points.

2013 Factor Schedule

Weighted at 67%		Weighted at 33%

ROCE Spread (ROCE over Cost of Capital)	ROCE Spread Factor	EPS Growth	EPS Growth Factor
5%	200%	16%	200%
3%	100%	15%	180%
0%	50%	13%	160%
<0%	0%	11%	130%
		10%	120%
		9%	100%
		7%	80%
		4%	50%
		0%	35%
		-10%	0%

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

For fiscal year 2013, performance shares were granted conditioned upon the Company’s three-year performance towards the EPS Growth and ROCE Spread goals set by the Committee at the beginning of the year. The target number of performance shares granted to each Named Executive Officer for fiscal year 2013 was as follows:

Officer	Target Shares
J. E. McGlade	19,921
P. E. Huck	0
M. S. Crocco	1,532
S. J. Jones	3,064
J. D. Stanley	2,681
J. W. Marsland	2,758

2013 Payout for FY2011-2013 Performance.    The Committee also established payout levels for performance shares granted in fiscal year 2011 which were tied to average ROCE Spread and EPS Growth performance from fiscal years 2011-2013. The formula and Factor Schedule described above applied to the fiscal year 2011 grants. The EPS Growth and ROCE Spread factors were determined using the Factor Schedule. The average ROCE Spread over the performance period was 3.8% and the average EPS Growth was 5.6%30; so the calculated payout factor was 116% of the target shares. The Committee determined not to adjust the factor.

Special Grants.    In response to unique situations, the Company may make special equity grants in the form of deferred stock units to Executive Officers for recruiting or to assure retention of the talent necessary to manage the Company successfully.

Employee Benefit Plans and Other Compensation Practices

Our employee benefit programs are offered to be competitive and to provide reasonable security for Executive Officers and other employees. Welfare and retirement benefits are offered at essentially the same level to all U.S. salaried employees, including Executive Officers.

Retirement Benefits.    The Named Executive Officers participate in the Company’s generally available U.S. salaried retirement programs. The Company maintains qualified retirement programs for its salaried employees, including a defined benefit pension plan and a savings and profit sharing plan. The Company also maintains a nonqualified pension plan and nonqualified deferred compensation plan in which the Executive Officers and other eligible employees participate. The plans are discussed in more detail below in the narrative accompanying the Pension Benefits table and the Nonqualified Deferred Compensation table.

Welfare Benefits.    The Company provides medical and dental coverage, life insurance, and disability insurance to Executive Officers under the same programs offered to all salaried employees. All participating employees pay a portion of the cost of these programs.

Severance and Change in Control Arrangements.    Executive Officer severance and change in control arrangements are provided to support major corporate and management transitions. The Committee believes these arrangements provide benefit to the Company and its stockholders. The Committee periodically reviews these arrangements in depth for market competitiveness and appropriateness for the Company’s business.

Severance.    All Named Executive Officers participate in the Corporate Executive Committee Separation Program. This program is intended to facilitate changes in the leadership team by establishing terms for the separation of an Executive Officer in advance, allowing a smooth transition of responsibilities when it is in the best interests of the Company. It also enables the Company to recruit new executives without providing individual employment agreements for them because the Program provides reasonable protection to the new executive in the event that he or she is not retained. Details of the Program are provided on pages 64-66.

[30]	In determining performance, the Committee excluded certain items. See Appendix A for a reconciliation to GAAP measures.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Change in Control Arrangements.    To enable the management team to negotiate effectively for stockholders without concern for their own future in the event of any actual or threatened change in control of the Company, the Company has entered individual change in control severance agreements for each of the Named Executive Officers. The agreements give each Named Executive Officer specific rights and benefits if, following a change in control, his employment is terminated by the Company without “cause” (as defined) or he terminates employment for “good reason” (as defined). Details of the agreements are described below on pages 67-68.

Retention Arrangements.    The Company may from time to time provide special retention incentives to address special retention needs. These may include special off-cycle grants of deferred stock units which vest at the end of a retention period, or cash incentives which are paid at the end of a retention period.

Perquisites.    The Company provides minimal perquisites to executives. The Committee has approved Mr. McGlade’s use of corporate aircraft for personal travel in order to mitigate security concerns, preserve the confidentiality of his work, and maximize the time he is able to spend on the Company’s business. Mr. McGlade is responsible for any taxes on this usage. The Committee believes the benefits of security, confidentiality, and efficiency achieved outweigh the expense to the Company and are in the best interest of stockholders.

International Assignments.    The Company’s standard International Assignment Policy applied to Mr. Jones and Mr. Marsland this year due to Mr. Jones’ assignment in China and Mr. Marsland’s assignment in England. The Policy is designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the International Assignment Policy ensures that employees have the necessary financial support to help meet cost differences associated with these assignments. The Policy covers housing, home leave, relocation, tax equalization, and education expenses, as well as other program allowances.

Additional Policies

Executive Officer Stock Ownership.    The Committee has approved ownership guidelines that require Executive Officers to achieve an ownership stake in the Company that is significant in comparison with the Executive Officer’s salary. The ownership guidelines are five times base salary for the CEO and three times base salary for the other Named Executive Officers. The Executive Officers are expected to achieve the specified ownership level within five years of assuming their position. Executive Officers may count toward these requirements the value of shares owned, share equivalents held in their Retirement Savings Plan (401(k)) accounts, performance shares, restricted shares, and deferred stock units which are fully vested and held in the Company’s nonqualified deferred compensation plan. Stock options are not counted. All Named Executive Officers are currently in compliance with this policy.

Hedging Policy.    It is the policy of the Company that Executive Officers may not purchase or sell options on Company stock; engage in short sales with respect to Company stock; or trade in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Company stock.

Clawback Policy.    The Company’s equity plans and agreements provide that awards may be cancelled and that certain gains will be “clawed back” (i.e., must be repaid to the Company) if an Executive Officer engages in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information, or violating Company policies. The Committee has also adopted a policy allowing the clawback of cash incentive payments and performance shares in the event an Executive Officer’s conduct leads to a restatement of the Company’s financial results. The Committee may, in its discretion, seek to recoup any bonus or incentive compensation paid to an Executive Officer if (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Committee determines that the Executive Officer engaged in misconduct that resulted in the requirement to restate, and (iii) a lower payment would have been made to the Executive Officer based upon the restated financial results.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION TABLES

2013 Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards (2)		Option Awards (3)		Nonequity Incentive Plan Compen- sation (4)		Changes in Pension Value and Nonqualified Deferred Compen- sation Earnings (5)		All Other Compen- sation (6)		Total
J. E. McGlade Chairman, President, and Chief Executive Officer	2013 2012 2011	$ $ $	1,200,000 1,200,000 1,200,000		$ $ $	4,062,390 3,599,997 4,024,841	$ $ $	3,516,569 3,370,028 3,457,048	$ $ $	1,029,000 898,000 2,546,000	$ $ $	13,670 2,730,820 2,162,202	$ $ $	154,929 164,983 142,910	$ $ $	9,976,558 11,963,828 13,533,001
P. E. Huck Former Senior Vice President and Chief Financial Officer	2013 2012 2011	$ $ $	289,275 685,972 675,000		$ $	0 899,850 1,049,811	$ $	0 842,496 901,834	$ $ $	161,000 359,000 967,000	$ $ $	49,700 1,159,302 908,733	$ $ $	10,073 21,431 20,900	$ $ $	510,048 3,968,051 4,523,278
M. S. Crocco Senior Vice President and Chief Financial Officer(1)	2013		$380,086			$312,413		$264,235		$169,000		$3,207		$12,030		$1,140,971
S. J. Jones Senior Vice President and General Manager — Tonnage Gases, Equipment & Energy and China President	2013 2012 2011	$ $ $	575,016 546,743 470,000		$ $ $	624,826 539,871 531,921	$ $ $	528,470 482,801 422,608	$ $ $	298,000 327,000 596,000	$ $ $	9,319 622,573 240,293	$ $ $	694,935 948,587 447,931	$ $ $	2,730,566 3,467,575 2,708,753
J. D. Stanley Senior Vice President, General Counsel, and Chief Administrative Officer(1)	2013 2012 2011	$ $ $	518,466 457,321 450,000	$80,000	$ $ $	546,723 949,798 521,277	$ $ $	462,416 402,341 414,273	$ $ $	261,000 232,000 490,000	$ $ $	1,589 963,782 699,837	$ $ $	19,767 14,500 13,417	$ $ $	1,809,961 3,099,742 2,588,804
J. W. Marsland Senior Vice President and General Manager — Merchant Gases(1)	2013 2012	$ $	506,539 456,540		$ $	562,425 434,951	$ $	475,623 388,935	$ $	233,000 240,000	$ $	905 91,859	$ $	792,296 737,273	$ $	2,570,788 2,349,558

(1)

Mr. Crocco was not a Named Executive Officer for fiscal year 2011 or 2012; so his compensation is not shown for those years. Mr. Marsland was not a Named Executive Officer for 2011; so his compensation is not shown for that year.

(2)

This column shows the grant date fair value of restricted stock, retention grants of deferred stock units, and performance shares granted in the fiscal year indicated. Generally, the expense for these awards is recognized over the vesting or performance period, unless the recipient is eligible for retirement, in which case the expense may be required to be recognized entirely in the year of grant. The calculation of these amounts disregards any estimate of forfeitures related to time-based conditions. The assumptions for the valuation determinations are set forth in footnote 19 to our financial statements included in Form 10-K filed with the SEC on November 26, 2013. Additional information regarding these awards is set out in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying notes. Performance shares granted for fiscal year 2013 are shown at 150% of target which is the value used in the financial statements as of the grant date based on probable outcomes. The value of these awards as included and at maximum value is as follows:

Officer	Value Included	Maximum Value
J. E. McGlade	$2,437,434	$3,493,643
P. E. Huck	$—	$—
M. S. Crocco	$187,448	$268,692
S. J. Jones	$374,896	$537,383
J. D. Stanley	$328,034	$470,169
J. W. Marsland	$337,455	$483,710

(3)

This column shows grant date fair value of stock options granted in the fiscal year indicated, disregarding any estimate of forfeitures relating to time-based vesting. The assumptions for the valuation determination are set forth in footnote 19 to our financial statements included in Form 10-K filed with the SEC on November 26 2013. Additional information regarding these awards is set forth in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables and accompanying footnotes.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(4)

Amounts in this column reflect Annual Incentive Plan awards. At their election, Executive Officers may defer awards received under this Plan. Amounts deferred are also reflected as “Executive Contributions” in the “Nonqualified Deferred Compensation” table.

(5)

Amounts in this column reflect the annual change in the actuarial present value of each Named Executive Officers’ accumulated tax qualified and nonqualified pension benefits and interest considered to be above market interest credited to their Deferred Compensation Plan balances. Interest is calculated for the Deferred Compensation Plan accounts using a Moody’s A-rated Corporate Bond Rate because this is comparable to the rate the Company pays its other creditors on long-term obligations. When this rate exceeds 120% of a rate set by the U.S. Internal Revenue Service, it is treated as above market interest, even though it is based on a market average for corporate bonds. The amounts included as above market interest were as follows:

J. E. McGlade	$13,670
P. E. Huck	$49,700
M. S. Crocco	$3,207
S. J. Jones	$9,319
J. D. Stanley	$1,589
J. W. Marsland	$905

The pension accrual amounts represent the difference between the September 30, 2012 and September 30, 2013 actuarial present value of accumulated benefits under the Company’s tax qualified and nonqualified pension plans. No amounts are shown in the table for negative changes in value. These amounts are detailed in the chart below:

J. E. McGlade		$(33,007)
P. E. Huck	$	N/A
M. S. Crocco		$(6,502)
S. J. Jones		$(49,875)
J. D. Stanley		$(58,237)
J. W. Marsland		$(25,283)

No changes were made to pension benefit formulas for this year. Changes in pension value can result from additional years of service, increases in pensionable compensation, and changes to discount and mortality rates. Negative accruals for fiscal year 2013 occurred primarily due to an increase in discount rates. Mr. Huck retired in fiscal year 2013 so the majority of his pension benefits were paid in fiscal year 2013. See pages 60-61 for an explanation of how pension benefits are calculated. Additional information on how these amounts are calculated is included in the notes accompanying the Pension Benefits table.

(6)	Amounts shown in this column are detailed in the chart below.

	Contributions Under Defined Contribution Plans	Group Term Life Insurance Premiums	International Assignments Policy(i)	Tax Reimbursements(ii)	Perquisites or Personal Benefits(iii)
J. E. McGlade	$36,000	$852	$0	$12,498		$105,579
P. E. Huck	$8,678	$355	$0	$1,040		$—
M. S. Crocco	$11,403	$627	$0	$0	$
S. J. Jones	$77,122	$852	$596,425	$20,536		$—
J. D. Stanley	$15,554	$829	$0	$3,384		$—
J. W. Marsland	$57,589	$835	$708,132	$25,740		$—

(i)

Mr. Jones is on temporary international assignment to China in support of our operations and business development initiatives there. In connection with this assignment, the Company’s standard International Assignment Policy provides an assignment acceptance premium and covers expenses over and above those Mr. Jones and his family would have incurred if they remained in the U.S. This amount includes travel to and from China, $17,175; housing, $120,994; net Chinese taxes, $223,790; location premium, $57,502; car and driver, $33,918; goods and services differential, $103,237; shipping of household goods, $16,246; final move, $15,894; and other miscellaneous items, $7,669.

Mr. Marsland is on temporary international assignment to Europe to further the Company’s efforts to distribute senior leadership globally. In connection with this assignment, the Company’s standard International Assignment Policy provides an assignment acceptance premium and covers expenses over and above those Mr. Marsland and his family would have incurred if they remained in the U.S. This amount includes tuition for children to attend school, $71,860; housing, $78,312; net U.K. taxes, $472,942; goods and services differential, $49,778; and other miscellaneous items, $35,240.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(ii)

These amounts represent payments that the Company has made to the Named Executive Officers to cover taxes incurred by them for certain business-related taxable expenses, specifically, spousal travel to and attendance at Company-related events.

(iii)

The amount included in this column is the incremental cost to the Company of Mr. McGlade’s personal use of the corporate aircraft. The incremental cost is calculated using an hourly rate for each flight hour for variable operating costs (fuel and maintenance) plus fight specific costs such as parking and landing fees and crew expenses. The valuation also includes these costs with respect to flights with no passengers that are associated with Mr. McGlade’s personal travel. Fixed costs such as pilot compensation and lease payments are not included as the aircraft is primarily used for business purposes, and the Company would incur these costs regardless of Mr. McGlade’s personal use. Mr. McGlade’s family members traveled with Mr. McGlade on some of the flights reflected; however, no incremental cost to the Company arises from their accompanying Mr. McGlade.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

2013 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
J. E. McGlade	Annual Incentive Plan		$0	$1,560,000	$3,588,000
	Performance Shares	12/3/2012				0	19,921	42,830				$2,437,434
	Stock Options	12/3/2012								173,230	$81.57	$3,516,569
	Restricted Shares	12/3/2012							19,921			$1,624,956
P. E. Huck	Annual Incentive Plan		$0	$244,375	$562,063
M. S. Crocco	Annual Incentive Plan		$0	$255,875	$588,513
	Performance Shares	12/3/2012				0	1,532	3,294				$187,448
	Stock Options	12/3/2012								13,325	$81.57	$264,235
	Restricted Shares	12/3/2012							1,532			$124,965
S. J. Jones	Annual Incentive Plan		$0	$431,250	$991,875
	Performance Shares	12/3/2012				0	3,064	6,588				$374,896
	Stock Options	12/3/2012								26,650	$81.57	$528,470
	Restricted Shares	12/3/2012							3,064			$249,930
J. D. Stanley	Annual Incentive Plan		$0	$378,000	$869,400
	Performance Shares	12/3/2012				0	2,681	5,764				$328,034
	Stock Options	12/3/2012								23,319	$81.57	$462,416
	Restricted Shares	12/3/2012							2,681			$218,689
J. W. Marsland	Annual Incentive Plan		$0	$390,000	$897,000
	Performance Shares	12/3/2012				0	2,758	5,930				$337,455
	Stock Options	12/3/2012								23,985	$81.57	$475,623
	Restricted Shares	12/3/2012							2,758			$224,970

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

The Grants of Plan-Based Awards table reports the dollar value of cash (nonequity) incentive awards and the number and value of equity awards granted to each Named Executive Officer during fiscal year 2013. With regard to cash incentives, this table reports the estimated potential value that could have been obtained by the Named Executive Officer; whereas the Summary Compensation Table reports the actual value realized for fiscal year 2013. Equity amounts represent the grant date values of the awards determined under FASB ASC Topic 718 for purposes of financial statement reporting, which is based on probable outcomes.

Nonequity Incentive Plan Awards — Annual Incentive Plan.    Annual Incentive Plan awards are based on performance for the fiscal year. The Committee approves performance measures and goals and payout schedules prior to or at the beginning of the fiscal year. Following the end of the fiscal year, the Committee determines the range of actual amounts that can be paid out under a formula which reflects the Company’s performance against the approved performance goals. Individual awards are determined by the Committee within the range, based on individual performance. There is no minimum bonus under the terms of the Plan, so the threshold amount is shown as 0. For more information on fiscal year 2013 targets and the award determination, see pages 46-47.

Equity Incentive Plan Awards — Performance Shares.    The Equity Incentive Plan Awards reflected in the table are performance shares. Performance shares are deferred stock units whose earn out is conditioned on the Company’s achieving certain levels of EPS Growth and ROCE Spread. “Deferred stock units” are an award type provided under the Company’s Long-Term Incentive Plan that entitle the holder to the value of one share of Company stock and accumulated dividend equivalents upon satisfaction of performance and/or time-based vesting conditions. Dividend equivalents are paid in cash and equal the dividends that would have accrued on a share of Company stock from the grant date of a deferred stock unit until it is paid out. Dividend equivalents are not paid until the award is vested. No dividend equivalents are paid on units that are forfeited.

The performance shares reflected in the table have a three-year performance cycle which will be completed at the end of fiscal year 2015. The number of performance shares that will be paid out is based on the formula described on page 49. Performance shares are generally forfeited if the Named Executive Officer terminates employment during the performance period. If the Named Executive Officer terminates due to death, disability, or retirement, he will receive a pro-rata portion of any performance share payout upon completion of the performance period, provided he was employed at least one year after the grant date of the performance shares. Upon a termination covered by the Corporate Executive Committee Separation Program described on pages 64-66, the terms of that Program regarding treatment of equity compensation will apply.

Other Stock Awards — The other stock awards reflected in the table are shares of restricted stock.

Restricted Stock Awards.    Shares of restricted stock are shares of Company stock that are issued in the Executive Officer’s name subject to restrictions on transferability. The shares may be voted but the Executive Officer may not sell or transfer restricted stock during the vesting period. Dividends are paid on the restricted stock during the vesting period. Restricted stock granted in fiscal year 2013 is subject to a four-year vesting period. Generally, if an Executive Officer’s employment terminates during the vesting period, the stock will be forfeited. However, if an Executive Officer’s employment terminates due to death, disability, or retirement one year or more after the grant date, the stock will vest. If an Executive Officer’s employment termination is covered by the Corporate Executive Committee Separation Program described on pages 64-66, the terms of that Program regarding treatment of equity compensation will apply.

Stock Options.    The options reflected in the table have an exercise price equal to the closing market value on the grant date. They become exercisable in one-third increments on the first three anniversaries of grant, and generally remain exercisable until ten years after the grant date; however, the options generally expire ninety days after termination of employment except for death, disability, or retirement. Options granted more than one year prior to an Executive Officer’s termination due to death, disability, or retirement continue to become and remain exercisable for their full term. If an Executive Officer’s termination is covered by the Corporate Executive Committee Separation Program described on pages 64-66, the terms of that Program regarding treatment of equity compensation will apply. Options are subject to forfeiture for engaging in specified activities such as competing with the Company. Upon exercise of the options, actively employed Executive Officers must retain 50% of the net shares received (after deducting the exercise price, taxes, and commissions) for a one-year period.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End

						Stock Awards
						Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(3)

	Option Awards(1)
	Option Grant Date	Number of Shares Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
Officer		Exercisable	Unexercisable
J. E. McGlade						119,064	$12,688,650	57,993	$6,180,314
	10/01/2004	74,000		$54.17	10/02/2014
	10/03/2005	52,000		$55.33	10/04/2015
	10/02/2006	70,000		$67.23	10/03/2016
	10/01/2007	147,195		$98.85	10/02/2017
	10/01/2008	255,317		$66.90	10/02/2018
	12/01/2009	134,264		$83.60	12/02/2019
	12/01/2010	88,744	44,373	$86.39	12/02/2020
	12/01/2011	50,419	100,839	$82.64	12/02/2021
	12/03/2012	0	173,230	$81.57	12/04/2022
P. E. Huck						4,055	$432,141	2,142	$228,273
	10/01/2004	30,000		$54.17	10/02/2014
	10/03/2005	42,000		$55.33	10/04/2015
	10/02/2006	46,000		$67.23	10/03/2016
	10/01/2007	34,792		$98.85	10/02/2017
	10/01/2008	60,347		$66.90	10/02/2018
	12/01/2009	31,735	0	$83.60	12/02/2019
	12/01/2010	23,150	11,576	$86.39	12/02/2020
	12/01/2011	12,604	25,210	$82.64	12/02/2021
M. S. Crocco						3,888	$414,344	3,826	$407,737
	10/01/2003	5,100		$45.53	10/02/2013
	10/01/2004	5,400		$54.17	10/02/2014
	10/03/2005	5,000		$55.33	10/04/2015
	10/02/2006	4,400		$67.23	10/03/2016
	10/01/2007	5,100		$98.85	10/02/2017
	10/01/2008	7,427		$66.90	10/02/2018
	12/01/2009	4,149		$83.60	12/02/2019
	12/01/2010	2,685	1,343	$86.39	12/02/2020
	12/01/2011	2,117	4,235	$82.64	12/02/2021
	12/03/2012	0	13,325	$81.57	12/04/2022
S. J. Jones						18,988	$2,023,551	8,850	$943,145
	10/02/2006	6,200		$67.23	10/03/2016
	10/01/2007	13,381		$98.85	10/02/2017
	10/01/2008	30,173		$66.90	10/02/2018
	12/01/2009	15,867		$83.60	12/02/2019
	12/01/2010	11,729	5,865	$86.39	12/02/2020
	12/01/2011	7,562	15,126	$82.64	12/02/2021
	12/03/2012	0	26,650	$81.57	12/04/2022
J. D. Stanley						20,817	$2,218,468	7,630	$813,129
	10/03/2005	6,100		$55.33	10/04/2015
	10/02/2006	5,400		$67.23	10/03/2016
	10/01/2007	4,900		$98.85	10/02/2017
	10/01/2008	8,356		$66.90	10/02/2018
	12/01/2009	15,867		$83.60	12/02/2019
	12/01/2010	11,498	5,749	$86.39	12/02/2020
	12/01/2011	6,302	12,605	$82.64	12/02/2021
	12/03/2012	0	23,319	$81.57	12/04/2022
J. W. Marsland						12,045	$1,283,636	7,709	$821,548
	10/03/2005	7,600		$55.33	10/04/2015
	10/02/2006	8,000		$67.23	10/03/2016
	10/01/2007	6,691		$98.85	10/02/2017
	10/01/2008	12,069		$66.90	10/02/2018
	12/01/2009	7,812		$83.60	12/02/2019
	12/01/2010	8,488	4,244	$86.39	12/02/2020
	12/01/2011	6,092	12,185	$82.64	12/02/2021
	12/03/2012	0	23,985	$81.57	12/04/2022

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(1)

Grant dates for all stock options are shown in the first column. All stock options become exercisable in three consecutive, equal annual installments on the first, second, and third anniversary of the grant date. Stock options are subject to special vesting rules upon a change in control of the Company.

(2)

This column reflects unvested restricted stock, performance shares that are earned but deferred, and other deferred stock units described below that entitle the holder to a share of Company Stock and dividend equivalents accumulated since the date of grant upon vesting.

Restricted Stock.    All restricted stock granted prior to fiscal year 2007 vests on termination of employment due to death, disability, or retirement. Shares of Restricted Stock granted prior to fiscal year 2007 were as follows: Mr. McGlade 19,000 shares. Shares of restricted stock granted in fiscal year 2010 vest on the earlier of December 1, 2013 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2010 were as follows: Mr. McGlade 16,447, Mr. Jones 1,943, Mr. Stanley 1,943 and Mr. Crocco 508. Shares of restricted stock granted in fiscal year 2011 vest on the earlier of December 1, 2014 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2011 were as follows: Mr. McGlade 16,639, Mr. Jones 2,199, Mr. Stanley 2,155, Mr. Marsland 1,591 and Mr. Crocco 503. Shares of restricted stock granted in fiscal year 2012 vest on the earlier of December 1, 2015 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2012 were as follows: Mr. McGlade 18,151, Mr. Jones 2,722, Mr. Stanley 2,268, Mr. Marsland 2,193 and Mr. Crocco 762. Shares of restricted stock granted in fiscal year 2013 vest on the earlier of December 1, 2016 or the Executive Officer’s termination of employment due to death, disability, or retirement. Shares of restricted stock granted in fiscal year 2013 were as follows: Mr. McGlade 19,921, Mr. Jones 3,064, Mr. Stanley 2,681, Mr. Marsland 2,758 and Mr. Crocco 1,532. All restricted stock is subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 64-66 or upon a change in control of the Company.

Deferred Stock Units.    This column reflects four kinds of deferred stock units: (i) deferred stock units that vest upon death, disability, or retirement (“career-vesting deferred stock units”), including earned performance shares that are subject to forfeiture if the Named Executive Officer voluntarily terminates prior to death, disability, or retirement; (ii) earned performance shares granted in fiscal year 2011 that vested on December 1, 2013; (iii) special retention grants; and (iv) four-year vesting deferred stock units that vest four years after the grant date. All deferred stock units are subject to special vesting rules for terminations covered by the Corporate Executive Committee Separation Program described on pages 64-66 or upon a change in control.

(i)	The number of career-vesting deferred stock units shown for each Named Executive Officer in this column is as follows:

Officer	Number of Units
J. E. McGlade	9,605
P. E. Huck	0
M. S. Crocco	0
S. J. Jones	0
J.D. Stanley	3,220
J. W. Marsland	2,700

(ii)	Fiscal year 2011 earned performance shares are as follows:

Officer	Number of Units
J. E. McGlade	19,301
P. E. Huck	4,055
M. S. Crocco	583
S. J. Jones	2,551
J. D. Stanley	2,500
J. W. Marsland	1,846

(iii)

This column also reflects special retention grants of 6,509 deferred stock units granted to Mr. Jones and 6,050 deferred stock units granted to Mr. Stanley. A grant was made to Mr. Jones in fiscal year 2010 and to Mr. Stanley in fiscal year 2012. Mr. Jones’s units will vest on February 1, 2015 or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting and Mr. Stanley’s units will vest on December 1, 2016 or upon his earlier disability or death, and are forfeitable upon termination of employment prior to vesting.

(iv)

This column also reflects four-year vesting restricted stock units granted to Mr. Marsland of 957 units, granted in fiscal year 2010, which will vest on December 1, 2013 or his earlier disability or death; and are forfeitable upon termination of employment prior to vesting.

(3)	These amounts are based on the 2013 fiscal year-end NYSE closing market price of $106.57.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(4)

This column reflects performance shares granted in fiscal years 2012 and 2013. These shares are conditioned upon performance during three-year cycles ending on September 30, 2014 and September 30, 2015, respectively. These awards will earn out and be paid following the end of the relevant performance period as indicated in the chart below. The 2012 awards are shown at the target level. The 2013 awards are shown at the maximum payout of 200% since the target performance level would be exceeded based on current expectations.

	End of Performance Period

Officer	09/30/2014	09/30/2015
J. E. McGlade	18,151	39,842
P. E. Huck	2,142	0
M. S. Crocco	762	3,064
S. J. Jones	2,722	6,128
J. D. Stanley	2,268	5,362
J. W. Marsland	2,193	5,516

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting(2)
J. E. McGlade	110,000	$4,762,100	46,539	$3,855,756
P. E. Huck	90,000	$4,054,450	49,822	$4,521,078
M. S. Crocco	5,500	$218,680	1,400	$115,990
S. J. Jones	20,100	$912,941	5,498	$455,510
J. D. Stanley	12,100	$525,301	3,518	$291,467
J. W. Marsland	24,000	$1,109,160	5,472	$453,355

(1)

The shares in this column include restricted stock granted in October 2008 which vested in October 2012; performance shares granted in fiscal year 2010 which were earned out and vested in October 2012; and restricted stock units that were granted in October 2008 subject to a four-year vesting period. It also includes restricted shares, career shares and performance shares paid to Mr. Huck after his retirement.

(2)	The following dividend equivalents were paid on the performance share awards and the restricted stock units, but are not included in the Value Realized:

Officer	Dividend Equivalents Paid
J. E. McGlade	$172,807
P. E. Huck	$380,856
M. S. Crocco	$5,340
S. J. Jones	$20,416
J. D. Stanley	$24,394
J. W. Marsland	$36,597

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

2013 Pension Benefits

Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
J. E. McGlade	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	37.2774	$1,791,445	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	37.2774	$23,684,581	$0
P. E. Huck	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	33.7307	$1,497,273	$59,295
	Air Products and Chemicals, Inc. Supplementary Pension Plan	33.7307	$0	$9,223,689
M. S. Crocco	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	23.3654	$571,564	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	23.3654	$642,708	$0
S. J. Jones	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	12.3653	$539,918	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	12.3653	$1,686,093	$0
J. D. Stanley	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	25.3654	$818,698	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	25.3654	$2,101,378	$0
J. W. Marsland	Air Products and Chemicals, Inc. Pension Plan for Salaried Employees	2.7307	$79,490	$0
	Air Products and Chemicals, Inc. Supplementary Pension Plan	2.7307	$191,422	$0

The table above illustrates the actuarial present value of accrued pension benefits for each of the Named Executive Officers under the Company’s defined benefit plans as of September 30, 2013. Actuarial present values are complex calculations that rely on many assumptions. The Company has calculated the amounts shown above generally using the same assumptions used in determining the pension cost recognized in its financial statements which are described in footnote 16 to the financial statements and under “Critical Accounting Policies” in the Management Discussion and Analysis in the financial statements, both of which are included in the Company’s Form 10-K filed with the SEC on November 26, 2013. However, in accordance with SEC requirements, the Company has calculated these values assuming payment begins the earliest date the Named Executive Officer can receive an unreduced early retirement benefit. The Company has also used actual fiscal year 2013 annual incentive awards in the calculation; whereas the value in the financial statements is based on estimated annual incentive awards.

The Company’s Pension Plan for Salaried Employees (“Salaried Pension Plan”) is a funded, tax qualified defined benefit plan funded entirely by the Company. All U.S. salaried employees hired before October 1, 2004 are eligible to participate; however, participants as of January 1, 2005 were given the opportunity to make a one-time election to prospectively receive their primary retirement benefit under the Company’s qualified defined contribution plan, the Retirement Savings Plan. The Named Executive Officers, except Mr. Jones and Mr. Marsland, elected to remain in the Salaried Pension Plan. Benefits under the Plan are paid after retirement in the form of a monthly annuity. Participants may select from monthly payments for their lifetime or smaller monthly payments for their life and the life of a beneficiary.

The amount of the benefit under the Salaried Pension Plan is based on the following formula:

1.184% x Years of Service x Average Monthly Compensation (Up to the Average Social Security Maximum Taxable Wage Base)

Plus

1.5% x Years of Service x Average Monthly Compensation (In excess of the Average Social Security Maximum Taxable Wage Base)

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

“Average Monthly Compensation” is the average monthly compensation for the 36 months (or 3 years) during which the participant’s compensation was the highest during the ten years preceding retirement; generally this is the participant’s average base salary for the three years preceding retirement. The “Average Social Security Maximum Taxable Wage Base” is the average of the U.S. Social Security Wage Bases over a 35-year period.

Benefits under the Salaried Pension Plan become vested after a participant has completed five years of service. The Normal Retirement Age under the Salaried Pension Plan is age 65. A participant with at least five years of service may retire after attaining age 55 and receive a benefit reduced by 3% per year for the number of years prior to his attaining age 62. Participants who were age 50 on or before January 1, 2005 are eligible for early retirement at age 55 with no reduction in benefit if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement. Participants who had not attained age 50 on January 1, 2005 may receive the portion of their benefit accrued on that date unreduced upon retirement at age 55 or later if the sum of their age and credited service under the Plan equals 80 or more at the time of retirement.

Under U.S. federal tax laws, benefits payable under the Salaried Pension Plan, and compensation which can be considered in calculating the benefits, are limited. The Supplementary Pension Plan (“Supplementary Plan”) is a nonqualified, unfunded pension plan that provides benefits that cannot be provided under the Salaried Pension Plan due to these limits. Benefits under the Supplementary Plan are calculated using the same formula as the Salaried Pension Plan, but there is no limit on the amount of base salary that can be covered by the pension formula, and Average Monthly Compensation under the Supplementary Plan also includes Annual Incentive Plan awards.

Supplementary Plan benefits are subject to the same vesting and early retirement terms as the Salaried Pension Plan. Supplementary Plan benefits are generally payable following retirement in one of the annuity forms available under the Salaried Pension Plan or, at the election of the participant, in a lump sum. In the case of the Named Executive Officers and certain other executives, distribution of benefits under the Supplementary Plan, whether in annuity or lump sum form, is delayed for six months after termination of employment to comply with U.S. federal tax laws.

2013 Nonqualified Deferred Compensation

Amounts shown in this table are provided under the Company’s nonqualified Deferred Compensation Plan.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
J. E. McGlade	$177,231	$33,231	$83,158	$0	$2,663,820
P. E. Huck	$42,038	$7,882	$179,440	$0	$4,377,641
M. S. Crocco	$43,472	$8,151	$11,574	$0	$312,929
S. J. Jones	$77,848	$58,986	$33,647	$0	$888,597
J. D. Stanley	$18,900	$8,100	$5,761	$0	$160,259
J. W. Marsland	$15,600	$35,400	$7,567	$0	$325,218

(1)

All amounts reported in this column were voluntary deferrals of base salary or Annual Incentive Plan awards by the Named Executive Officers. These amounts are also reported in the Summary Compensation Table.

(2)

Amounts reported in this column are Company matching credits based on each Named Executive Officer’s voluntary deferrals of base salary. In the case of Mr. Jones and Mr. Marsland, a Company contribution credit of a percentage of their base salaries in excess of tax law limits on Retirement Savings Plan contributions and their Annual Incentive Plan awards is included, because they have elected to receive their primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. The percentage is based on years of service and for fiscal year 2013 was 6% in the case of Mr. Jones and 5% in the case of Mr. Marsland. These amounts are also reported in the Summary Compensation Table.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

(3)	The following portion of these accumulated balances has been previously reported as compensation in the Summary Compensation Table of the Company’s proxy statements for prior years:

Officer	Amount Previously Reported
J. E. McGlade	$1,440,843
P. E. Huck	$3,562,504
M. S. Crocco	$0
S. J. Jones	$332,352
J. D. Stanley	$38,245
J. W. Marsland	$50,612

The Company provides the tax qualified Retirement Savings Plan (the “RSP”) to all U.S.-based salaried employees of the Company. Currently, U.S. tax laws limit the amounts that may be contributed to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the RSP. The Deferred Compensation Plan is intended to make up, out of general assets of the Company, an amount substantially equal to the benefits an employee did not receive under the RSP due to these limits. U.S. employees who participate in the Annual Incentive Plan, including all Named Executive Officers, are eligible to participate in the Deferred Compensation Plan. Participants can elect to defer up to 16 percent of base salary on a before-tax basis (offset by amounts deferred under the RSP). The Deferred Compensation Plan provides a Company matching credit in the same amounts as matching contributions under the RSP; i.e., 75 percent of the first three percent of base salary deferred by participants and 25 percent of the next three percent of base salary deferred. In addition to base salary, Plan participants may also elect to defer Annual Incentive Plan awards. No matching credit is provided for these deferrals.

This RSP also provides an enhanced matching contribution of elective deferrals up to 4% of base salary and a defined contribution primary retirement benefit contribution of 4 to 6% of base salary, depending on years of service, for employees who receive their primary retirement benefit under the Company’s defined contribution plans rather than the pension plans. The Deferred Compensation Plan provides a comparable matching credit and primary retirement benefit credit for base salary to the extent not covered under the RSP due to tax law limits. The Plan also provides the primary retirement benefit credit for Annual Incentive Plan awards.

Participants may elect to have their Deferred Compensation Plan balances earn interest at a corporate bond rate or be deemed to be invested in Company stock and earn dividend equivalents and market appreciation on the stock. If a participant chooses the Company stock alternative, his account balance will be distributed in shares of Company stock, except for dividend equivalents.

Participants can elect to receive payments of their Deferred Compensation Plan balances in one to ten annual installments following termination from service. The Named Executive Officers and certain other executives cannot commence distribution until six months following termination to comply with tax laws.

Potential Payments Upon Termination or Change in Control

Termination Prior to Change in Control

Potential payments to Named Executive Officers upon termination prior to a change in control vary depending on the exact nature of the termination and whether the Executive Officer is retirement eligible at the time of the termination. Retirement eligibility for U.S. employees, including all the Named Executive Officers, generally occurs upon the attainment of age 55 after completing at least five years of service to the Company. The following discussion explains potential payments to the Named Executive Officers under various termination scenarios. Because Mr. Huck retired during fiscal year 2013, we show only amounts actually paid or accrued to him upon his retirement.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Voluntary Termination Other Than Retirement

A voluntary termination by Mr. McGlade would be a retirement. If Mr. Crocco, Mr. Jones, Mr. Stanley, or Mr. Marsland voluntarily terminated employment with the Company prior to retirement eligibility, like all salaried employees of the Company, he would receive any unpaid salary and accrued vacation, RSP balances and nonqualified deferred compensation shown in the table on page 61, and earnings thereon. Once he attained age 55, he could commence his accrued benefits under the qualified and nonqualified pension plans described on pages 60-61 on the same terms as all other participants under these plans who were not eligible for retirement at the time of termination. Most outstanding awards under the Long-Term Incentive Plan would be forfeited, including all unexercisable stock options, all restricted stock, and all performance shares, whether or not earned. Exercisable stock options would continue to be exercisable for 90 days following termination and then, if unexercised, would be forfeited. Executive Officers and other eligible employees generally must remain employed until the last day of the fiscal year to receive an Annual Incentive Plan award for the fiscal year. Therefore, if Mr. Crocco, Mr. Jones, Mr. Stanley, or Mr. Marsland voluntarily terminated, he would forfeit any Annual Incentive Plan award for the fiscal year of termination, unless he terminated on the last day of the year. If he voluntarily terminated on September 30, 2013, he would have received a fiscal year 2013 Annual Incentive Plan award in an amount, if any, determined by the Committee.

Retirement

Upon retirement, Named Executive Officers are entitled to unpaid salary and accrued vacation, the qualified and nonqualified pension and deferred compensation described above, and retiree medical benefits on the same terms as for all salaried employees meeting age and service conditions. Retiring Named Executive Officers may also receive, in the discretion of the Committee, an Annual Incentive Plan award for the year of retirement. In addition, like all Long-Term Incentive Plan participants, they will receive the following treatment of their outstanding long-term incentive awards:

•

All outstanding stock options which were granted one year or more prior to retirement will continue to become exercisable in accordance with the normal schedule as if the Named Executive Officer remained employed, and will be exercisable for the normal term. Options granted less than one year prior to retirement are forfeited.

•	Restricted stock awarded at least one year prior to retirement will vest immediately upon retirement. Restricted stock granted less than one year prior to retirement is forfeited.

•

Career-vesting deferred stock units and all dividend equivalents thereon will vest and be paid six months after retirement. Career-vesting deferred stock units comprise several types of awards granted over the career of Executive Officers that vest upon death, disability, or retirement, including a portion of earned performance shares granted prior to fiscal year 2004.

•

All earned performance shares and dividend equivalents thereon will be paid on the normal schedule (except career-vesting performance shares). A pro-rata portion of unearned performance shares awarded at least one year prior to retirement and associated dividend equivalents will be paid in accordance with the normal schedule and at the normal payout level if performance thresholds are met. Performance shares awarded less than one year prior to retirement are forfeited.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Estimated Payments Upon Retirement

As of September 30, 2013

The table below shows the value of Mr. Huck’s awards that vested upon his retirement as of March 1, 2013 and those that were forfeited. For Mr. McGlade, the table below shows the value of outstanding long-term incentive awards that would have vested upon his retirement as of September 30, 2013, and the value of awards that would have been forfeited. Amounts are based on the closing price of a share of Company stock as of September 30, 2013 which was $106.57. Mr. Crocco, Mr. Jones, Mr. Stanley, and Mr. Marsland are not eligible for retirement; so no amounts are shown for them.

Officer	Unvested Stock Options(1)	Restricted Stock	Career-Vesting Deferred Stock Units	Unearned Performance Shares(2)	Value of Awards Forfeited
P. E. Huck	$93,277	$2,008,614	$1,940,364	$563,607	$304,032
J. E. McGlade	$3,308,524	$7,485,157	$1,235,877	$1,344,747	$11,454,141

(1)

Options are shown at their intrinsic value, i.e., the spread between the exercise price and the closing market price of a share of stock on September 30, 2013 for Mr. McGlade and March 1, 2013 for Mr. Huck. Options granted to Mr. McGlade in fiscal year 2013 would be forfeited.

(2)

Unearned performance shares to be earned out in 2014 are shown at the target payout level. Unearned performance shares to be earned out in 2015 are shown at the maximum payout level since the target performance level is currently projected to be exceeded. Amounts include accumulated dividend equivalents.

Corporate Executive Committee Separation Program

The Company maintains a Separation Program for members of the Company’s Corporate Executive Committee (“CEC”) which, during fiscal year 2013, included all the Named Executive Officers. A CEC member becomes eligible for program benefits upon involuntary termination of employment other than for “Cause” or upon voluntary termination for “Good Reason”. A termination for Cause occurs upon the Executive Officer’s failure to perform his duties, willful misconduct, certain illegal acts, insubordination, dishonesty, or violation of the Company’s Code of Conduct. “Good Reason” includes:

•	A material adverse change in the Executive Officer’s position;

•	A decrease in the Executive Officer’s salary or a material reduction in, benefits, or annual incentive compensation opportunities if not similarly applied to other highly compensated employees; or

•	A relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

Benefits under the Separation Program are contingent upon the CEC member’s continuing to perform the duties typically related to his position (or such other position as the Board reasonably requests) until termination, and assistance in the identification, recruitment, and/or transitioning of his successor. The CEC member also is required to sign a general release of claims against the Company and a two-year noncompetition, nonsolicitation, and nondisparagement agreement. If all these requirements are met, the CEC member is entitled to cash benefits as follows:

•

A cash severance payment of one times (two times in the case of Mr. McGlade) the CEC member’s annual base salary and average annual incentive award for the three of the last five years for which his award was highest;

•	A bonus for the year of termination equal to a pro-rata portion of the CEC member’s average annual incentive award for the three of the last five years for which his award was highest;

•	Outplacement assistance;

•

A cash payment equal to the actuarial equivalent of pension benefits that would have accrued based on two additional years of service in the case of Mr. McGlade and one additional year of service in the case of Mr. Crocco and Mr. Stanley;

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•

A cash payment for the Named Executive Officers who are not eligible for early retirement equal to the value of the early retirement subsidy provided under the pension plans on the Executive Officer’s accumulated benefit. The benefit is calculated for Mr. Crocco and Mr. Stanley with an additional one year of service; and

•

For Mr. Jones and Mr. Marsland, because they have elected to receive their primary retirement benefit under the Company’s defined contribution plans, a cash payment equal to the additional (nonmatching) contributions, and credits each would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed an additional year, assuming his base salary remained the same and his Annual Incentive Plan award was the higher of his most recent award or the average of the last three awards.

Noncash benefits are also provided or maintained under the Separation Program as follows:

•

The Company pays the cost of continued coverage under the Company’s medical and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for the non-retirement eligible Named Executive Officers and their dependents for one year following termination.

•

Nonretirement eligible Named Executive Officers will forfeit unexercisable stock options. Their exercisable options will remain in effect for the normal term. Retirement provisions described above apply to the stock options of retirement eligible Named Executive Officers.

•

For a termination occurring on September 30, 2013, a pro-rata portion of four-year vesting restricted stock and retention grants of deferred stock units would have vested. The remaining four-year vesting restricted stock and retention grant deferred stock units would have been forfeited. However, retirement provisions described above apply to outstanding restricted stock held by the retirement eligible Named Executive Officers if more favorable.

•	Career-vesting restricted stock and deferred stock units become fully vested.

•

For a termination occurring on September 30, 2013, all Named Executive Officers would have received a pro-rata portion of unearned performance shares based on actual performance at the end of the performance period and would have forfeited the remainder. The unforfeited shares would have been paid in accordance with the normal schedule and at the normal payout level if performance thresholds were met.

Upon an involuntary termination not covered by the CEC Separation Program, Named Executive Officers, like all salaried employees, are entitled to receive their accrued qualified and nonqualified pension and deferred compensation described above on pages 60-62 above in accordance with the terms of the relevant plans and, if retirement eligible, retiree medical benefits.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Estimated Payments on Severance

As of September 30, 2013

The table below shows estimated cash payments that would have been made to the Named Executive Officer upon an involuntary termination on September 30, 2013 covered under the Corporate Executive Committee Separation Program, and the estimated value of long-term incentive awards that would have vested upon the termination.

					Long-Term Incentive Plan(1)(2)

Officer	Severance Benefit	Pro-rata Bonus	Pension Payment(3)	Benefits(4)	Restricted Stock	Deferred Stock Units(5)	Unearned Performance Shares(6)
J. E. McGlade	$7,262,667	$2,431,333	$1,558,317	$51,255	$7,485,157	$1,235,877	$2,787,426
M. S. Crocco	$652,667	$207,667	$844,397	$69,447	$161,086	$0	$167,401
S. J. Jones	$1,052,333	$477,333	$1,366,737	$66,270	$565,416	$548,114	$423,559
J. D. Stanley	$926,333	$386,333	$864,174	$67,872	$531,417	$665,982	$362,187
J. W. Marsland	$874,000	$354,000	$199,819	$67,872	$288,449	$439,420	$362,206

(1)

Based on September 30, 2013 closing price of $106.57. Stock options are not shown as no vesting or acceleration of vesting occurs as a result of a severance. Nonretirement eligible Executive Officers retain only options that were already exercisable and retirement eligible Executive Officers’ options continue to become exercisable on the same schedule as a voluntary retirement.

(2)	The value of long-term incentive awards which would have been forfeited in the event of involuntary termination on September 30, 2013 are as follows:

Officer	Value of Forfeited Awards
J. E. McGlade	$10,011,462
M. S. Crocco	$902,821
S. J. Jones	$2,383,118
J. D. Stanley	$2,331,494
J. W. Marsland	$1,870,890

Performance share values are calculated at the target payout level for awards to be earned out in fiscal year 2014 and at the maximum payout level for awards to be earned out in 2015 since the target performance level is currently projected to be exceeded]. Values also include forfeited dividend equivalents.

(3)	Includes payment in lieu of Company contributions and credits under the RSP and Deferred Compensation Plan for Mr. Jones and Mr. Marsland.

(4)

Includes the value of outplacement benefits estimated based on current arrangements for these services; and the cost of COBRA payments under the Company’s dental plan and the Company’s medical plan for those not already eligible for retiree medical benefits.

(5)

These amounts reflect the value of career-vesting deferred stock units, including earned performance shares granted before fiscal year 2004; and time-based deferred stock units such as four-year restricted stock units and special retention grants, and dividend equivalents thereon.

(6)

Unearned performance shares which would not have been forfeited upon a covered involuntary termination are reflected at the target payout level for awards to be earned out in 2014 and at the maximum payout level for awards to be earned out in 2015 since the target performance level is currently projected to be exceeded. Amounts include accumulated dividend equivalents.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Termination for Cause

Notwithstanding the above, upon involuntary termination for cause, Named Executive Officers who are not retirement eligible will receive only unpaid salary and accrued vacation, and qualified and nonqualified pension and deferred compensation. If a retirement eligible employee is terminated for cause, it is treated as a retirement.

Death or Disability

Upon termination due to death or disability of an Executive Officer, in addition to insurance, continuation of medical benefits, and other benefits provided to all salaried employees and their families to help with these circumstances, the Long-Term Incentive Plan has provisions that provide continued vesting or accelerated payout of equity awards as follows:

•

All stock options that have been outstanding for at least a year at the time of termination continue to be and become exercisable on the normal schedule as if the employee had remained active. All other stock options are forfeited.

•	All restrictions on restricted stock outstanding for at least one year are removed. All other restricted stock is forfeited.

•	All earned but deferred performance shares, all career-vesting deferred stock units, and retention grants of deferred stock units outstanding more than one year are paid out.

•

A prorated portion of unearned performance shares outstanding for at least one year continues to earn out and be payable as if the employee had remained active. All other unearned performance shares are forfeited.

Change in Control Arrangements

The Company provides individual change in control severance agreements for all of the Named Executive Officers. For purposes of the agreements, a change in control occurs upon a 30% stock acquisition by a person not controlled by the Company, a greater than 50% change in membership on the Board during any two-year period unless approved by two-thirds of directors still in office who were directors at the beginning of the period, or other events determined by the Board.

The severance agreements give each Named Executive Officer specific rights and certain benefits if, within two years after a change in control, his employment is terminated by the Company without Cause (as defined below) or he terminates employment for Good Reason (as defined below). In such circumstances the Named Executive Officer would be entitled to:

•	A cash severance payment equal to two (three for Mr. McGlade) times the sum of his annual base salary and target bonus under the Annual Incentive Plan;

•	A cash payment of a pro-rata target bonus for the year;

•

A cash payment equal to two (three for Mr. McGlade) times the value for the most recent fiscal year of the Company’s contributions and/or credits on his behalf under the RSP and the Deferred Compensation Plan;

•

For each Named Executive Officer, except Mr. Jones and Mr. Marsland, a cash payment equal to the actuarial present value of the pension benefits he would have been entitled to receive under the Company’s pension plans had he accumulated two (three in the case of Mr. McGlade) additional years of credited service after termination[31];

•

For each Named Executive Officer who is not eligible for early retirement as of the date of termination, a cash payment equal to the actuarial present value of the early retirement subsidy on his pension benefit, calculated with an additional two years of credited service;

[31]

The payment is reduced once the Executive Officer attains age 62, in the case of Mr. McGlade, and age 63, in the case of Mr. Crocco and Mr. Stanley, by a prorated amount for each month as the Executive Officer approaches age 65.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

•

For Mr. Jones and Mr. Marsland, a cash payment equal to the additional primary retirement benefit contributions and credits each of them would have received under the RSP and the Deferred Compensation Plan, respectively, had he remained employed for an additional two years at the same base salary and the higher of his most recent Annual Incentive Plan award or the average such award for the three full fiscal years preceding the Change in Control; and

•

Continuation of medical, dental, disability, and life insurance benefits for a period of up to two years (three years in the case of Mr. McGlade), and provision of outplacement services and legal fees.

If any payment, distribution, or acceleration of benefits, compensation, or rights that is made by the Company to the Named Executive Officers (except Mr. Crocco) under the severance agreement or otherwise results in a liability for the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, the Company will pay an amount equal to such excise tax, but only if the benefits to which the Executive Officer is entitled under the agreement are at least 110% of what the Executive Officer would receive if his benefits were reduced to a level that would not be subject to excise taxes32. Also, each severance agreement provides for indemnification of the Executive Officer if he becomes involved in litigation because he is a party to the agreement.

A termination for “Cause” occurs under the agreements upon the Executive Officer’s willful failure to perform his duties or willful misconduct. “Good Reason” includes:

•	A material adverse change in the Executive Officer’s position;

•	A decrease in the Executive Officer’s salary, benefits, or incentive compensation if not applied to other highly compensated employees; or

•	Relocation of the Executive Officer’s principal workplace more than 50 miles from the existing location.

In addition to the change in control severance agreements, the Company’s Long-Term Incentive Plan and its nonqualified pension and deferred compensation plans provide change in control protections for all participants. Specifically, upon a change in control (as defined by the applicable plan):

•	All outstanding stock options become exercisable and remain exercisable for their full term on the earlier of the change in control or six months after the grant date.

•	Restrictions lapse on all restricted stock.

•

All forms of deferred stock units, except unearned performance shares and related dividend equivalents, will fully vest and be paid immediately. A pro-rata portion of unearned performance shares and related dividend equivalents will be paid out in shares at the target performance level.

•	Accrued benefits under the nonqualified pension and deferred compensation plans (described on pages 60-62) are paid out.

The Committee, in its discretion, may pay out the value of stock options, restricted stock, and deferred stock units in cash.

Finally, the Company has established grantor trusts, the terms of which call for the trusts to be funded upon a change in control to pay benefits to employees under unfunded nonqualified retirement plans. The trusts are secured by an agreement to contribute Company stock.

[32]	This provision has been eliminated for change in control agreements entered into after 2010.

AIR PRODUCTS AND CHEMICALS, INC.

COMPENSATION OF EXECUTIVE OFFICERS

Estimated Payments Upon Change in Control

On September 30, 2013

The table below shows additional amounts that would be payable under the change in control severance agreements if the Executive Officer were terminated following a change in control.

Officer	Severance	Pro-rata Bonus	Matching Contribution Payment	Pension Payment(1)	Outplacement	Benefits(2)	Tax Gross-Up
J. E. McGlade	$8,280,000	$1,560,000	$108,000	$2,337,476	$50,000	$7,891	$0
M. S. Crocco	$1,401,750	$255,875	$22,805	$957,193	$50,000	$31,111	$0
S. J. Jones	$2,012,500	$431,250	$46,001	$1,429,098	$50,000	$31,329	$1,670,960
J. D. Stanley	$1,836,000	$378,000	$31,108	$1,026,988	$50,000	$31,329	$1,562,118
J. W. Marsland	$1,820,000	$390,000	$40,523	$243,336	$50,000	$31,329	$0

(1)	Includes payment in lieu of Company nonmatching contributions and credits under the RSP and Deferred Compensation Plan for Mr. Jones and Mr. Marsland.

(2)

Includes continuation of dental, disability, and life insurance benefits. Also includes continuation of medical benefits for Mr. Crocco, Mr. Jones, Mr. Stanley, and Mr. Marsland. On September 30, 2013, Mr. McGlade was currently eligible for retiree medical benefits upon any termination of employment on the same basis as other retirement eligible salaried employees; so there would be no incremental benefit to him.

The table below shows the estimated value of long-term incentive awards that would have automatically vested upon a change in control occurring on September 30, 2013, whether or not the Executive Officer was terminated. These acceleration provisions apply to all Long-Term Incentive Plan participants. In the case of Mr. McGlade, who was retirement eligible on September 30, 2013, most of these amounts would be vested on voluntary termination, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control. For Mr. Crocco, Mr. Jones, Mr. Stanley, or Mr. Marsland most of the amounts shown would become vested or payable if his active employment continued until his retirement eligibility without a change in control, but payment, lapse of restrictions, or exercisability would be accelerated upon a change in control.

Officer	Unvested Stock Options(1)	Restricted Stock	Unearned Performance Shares	Other Deferred Stock Units
J. E. McGlade	$7,639,274	$9,608,138	$2,066,086	$1,235,877
M. S. Crocco	$461,571	$352,214	$111,928	$0
S. J. Jones	$1,146,571	$1,058,027	$312,611	$747,428
J. D. Stanley	$1,000,628	$964,139	$265,108	$1,091,796
J. W. Marsland	$976,856	$697,181	$262,339	$444,017

(1)	Options are shown at their intrinsic value based upon the September 30, 2013 closing price of $106.57.

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

INFORMATION ABOUT STOCK OWNERSHIP

Persons Owning More than 5% of Air Products Stock

as of September 30, 2013

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Pershing Square Capital Management, L.P. 888 Seventh Avenue 42nd Floor New York, NY 10019	20,545,284	9.4%
State Farm Mutual Automobile Insurance Company (“State Farm”)(2) One State Farm Plaza Bloomington, IL 61710	15,490,882	7.1%

(1)

Based on information set forth in Amendment No.1 to Schedule 13D filed jointly with the SEC on September 26, 2013 by Pershing Square Capital Management L.P.; PS Management GP, LLC; Pershing Square GP, LLC; PS V GP LLC; and William A. Ackman (together, “Pershing Square”) reporting the beneficial ownership of shared power to vote or direct the vote and to dispose or direct the disposition of 20,545,284 shares of Company common stock.

(2)

In the aggregate, State Farm has sole voting power over 15,393,100 shares, shared voting power over 97,782 shares, sole power to direct disposition of 15,393,100 shares, and shared power to direct disposition of 97,782 shares.

Air Products Stock Beneficially Owned by Officers and Directors

The table below shows the number of shares of common stock beneficially owned as of November 1, 2013 by each member of the Board and each Named Executive Officer, as well as the number of shares owned by the directors and all Executive Officers as a group. None of the directors or Executive Officers own one percent or more of the Company’s common stock.

Name of Beneficial Owner	Common Stock (1)(2)(3)	Stock Options (4)	Currently Distributable Deferred Stock Units (5)	Total (6)
M. L. Baeza	2,000	0	12,658	14,658
S. K. Carter	0	0	0	0	(6)
M. S. Crocco	16,278	44,179	0	60,457
W. L. Davis, III	1,000	0	14,792	15,792
C. C. Deaton	0	0	5,377	5,377
M. J. Donahue	2,000	2,000	0	4,000
U. O. Fairbairn	1,135	0	13,823	14,958
W. D. Ford	0	0	28,014	28,014
S. Ghasemi	15,000	0	456	15,456
E. Henkes	0	0	0	0	(6)
D. H. Y. Ho	0	0	2,035	2,035
S. J. Jones	23,473	107,222	0	130,695
J. E. McGlade	242,749	1,024,474	0	1,267,223
M. G. McGlynn	0	0	24,876	24,876
E. L. Monser	0	0	456	456
M. H. Paull	0	0	0	0	(6)
L. S. Smith	11,450	2,000	0	13,450
J. D. Stanley	10,016	78,247	0	88,263
Directors and Executive Officers as a group (21 persons) (7)	338,486	1,360,713	102,487	1,801,686

AIR PRODUCTS AND CHEMICALS, INC.

INFORMATION ABOUT STOCK OWNERSHIP

(1)

Certain Executive Officers hold restricted shares which we include in this column. The Executive Officer may vote the restricted shares, but may not sell or transfer them until the restrictions expire. The individuals in the table hold the following number of restricted shares:

Name	Shares
M. S. Crocco	3,305
S. J. Jones	9,928
J. E. McGlade	90,158
J. D. Stanley	9,047
All Executive Officers	117,777

(2)	Includes share units held by Executive Officers in the Company’s qualified 401(k) plan. Participants have voting rights with respect to such units and can generally redirect their plan investments.

(3)

Shares reported include the following shares owned jointly by the indicated officer and his spouse: Mr. Jones, 2,073 shares. Shares reported also include shares held by, or for the benefit of, members of the immediate families or other relatives of certain of the indicated officers and directors: Mr. Jones, 123 shares; Mr. McGlade, 80,487 shares and Mr. Smith, 1,600 shares. The indicated officers and directors disclaim ownership of such shares.

(4)	The directors and officers have the right to acquire this number of shares within 60 days by exercising outstanding options granted under the Company’s Long-Term Incentive Plan.

(5)

Directors’ deferred stock units shown in the table are distributable within 60 days upon a director’s retirement or resignation, based upon the director’s payout elections. Deferred stock units held by directors who have elected to defer payout for longer periods are described in note (6). Deferred stock units entitle the holder to receive one share of Company stock and accrued dividend equivalents. Deferred stock units accrue dividend equivalents, but do not have voting rights.

(6)

Executive Officers and directors also own the deferred stock units reflected in the table below which are not distributable within 60 days and which have been awarded, earned out, or purchased. Deferred stock units confer an economic interest substantially similar to a share of stock. Directors’ deferred stock units shown below are not included in the table on the preceding page solely because the directors have elected to defer payout of those units beyond their retirement or resignation. Certain deferred stock units held by Executive Officers are subject to forfeiture if employment ends before death, disability, or retirement, or for engaging in specified activities such as competing with the Company.

Name of Beneficial Owner	Deferred Stock Units
S. K. Carter	3,930
M. S. Crocco	583
M. J. Donahue	25,722
E. Henkes	12,928
S. J. Jones	9,060
J. E. McGlade	41,420
M. H. Paull	456
L. S. Smith	23,470
J. D. Stanley	11,770

(7)	Not counting their deferred stock units which are not distributable within 60 days, directors, nominees, and Executive Officers as a group beneficially own 0.8% of the Company’s outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and Executive Officers to file reports of holdings and transactions in Company stock and related securities with the Securities and Exchange Commission and the NYSE. Based on our records and other information, we believe that in 2013 all of our directors and Executive Officers met all applicable Section 16(a) filing requirements with the exception of a Form 4 for Mr. Painter’s 2010 performance share earn out, which was filed late due to administrative oversight.

AIR PRODUCTS AND CHEMICALS, INC.

EXHIBIT I

ARTICLE TENTH OF CERTIFICATE OF INCORPORATION

TENTH. Section 1. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be the number from time to time fixed by or in the manner provided in the Bylaws of the Corporation, but not less than five nor more than fifteen.

Section 2. Subject to the rights of the holders of any preferred stock, or series thereof, to elect directors:

(a) From the effective date of this Article TENTH filed with the Secretary of State of the State of Delaware until the election of directors at the Corporation’s annual meeting of stockholders in 2015, pursuant to Section 141(d) of the Delaware General Corporation Law, the Board of Directors shall continue to be divided into three classes of directors, Class I, Class II, and Class III, with the directors in Class I having a term expiring at the Corporation’s annual meeting of stockholders in 2017, the directors in Class II having a term expiring at the Corporation’s annual meeting of stockholders in 2015 and the directors in Class III having a term expiring at the Corporation’s annual meeting of stockholders in 2016, and directors in each class may be removed only for cause in accordance with Section 141(k)(1) of the Delaware General Corporation Law.

(b) Commencing with the election of directors at the Corporation’s annual meeting of stockholders in 2015, pursuant to Section 141(d) of the Delaware General Corporation Law, the Board of Directors shall be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the Corporation’s annual meeting of stockholders in 2017 and the directors in Class II having a term that expires at the Corporation’s annual meeting of stockholders in 2016, and directors in each class may be removed only for cause in accordance with Section 141(k)(1) of the Delaware General Corporation Law. The directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2015 were members of Class II (and whose terms expire at the Corporation’s annual meeting of stockholders in 2015) or their successors shall be elected at such annual meeting to Class II; the directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2015, were members of Class III and whose terms were scheduled to expire at the Corporation’s annual meeting of stockholders in 2016 shall be members of Class II; and the directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2015, were members of Class I and whose terms expire at the Corporation’s annual meeting of stockholders in 2017 shall be members of Class I.

(c) Commencing with the election of directors at the Corporation’s annual meeting of stockholders in 2016, pursuant to Section 141(d) of the Delaware General Corporation Law, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the Corporation’s annual meeting of stockholders in 2017, and directors in this class may be removed only for cause in accordance with Section 141(k)(1) of the Delaware General Corporation Law. The directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2016, were members of Class II (and whose terms expire at the Corporation’s annual meeting of stockholders in 2016) or their successors shall be elected at such meeting to Class I for a term that expires at the Corporation’s annual meeting of stockholders in 2017, and the directors who, immediately prior to the Corporation’s annual meeting of stockholders in 2016, were members of Class I and whose terms expire at the Corporation’s annual meeting of stockholders in 2017 shall be members of Class I.

(d) From and after the election of directors at the Corporation’s annual meeting of stockholders in 2017, the Board of Directors shall cease to be classified as provided in Section 141(d) of the Delaware General Corporation Law, and the directors elected at the Corporation’s annual meeting of stockholders in 2017 (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the next annual meeting of stockholders and, from and after the Corporation’s annual meeting of stockholders in 2017, may be removed by the stockholders of the Corporation with or without cause. Prior to the Corporation’s annual meeting of stockholders in 2017, and in accordance with Section 141(k)(1) of the Delaware General Corporation Law, the Corporation’s Board of Directors shall be classified as provided in subsection (d) of Section 141 of the Delaware General Corporation Law and directors may be removed by the stockholders of the Corporation only for cause. Each director elected at any annual meeting of stockholders shall hold office until such director’s successor shall have been duly elected and qualified.

Section 3. Any vacancy or newly created directorship on the Board of Directors, whether arising through death, resignation, retirement or removal of a director or through an increase in the number of directors, shall be filled only by a majority vote of all of the remaining directors, even though less than a quorum, or by a sole remaining director.

EX-1

APPENDIX A

RECONCILIATION TO GAAP

	Sales	Operating Income	Operating Margin	Income From Cont. Ops.	EPS Cont. Ops.	ROCE		Cost of Capital	ROCE Spread
FY10 Reported	9,026.0	1,389.0	15.4%	1,029.1	$4.74

FY10 Acquisition — related costs		96.0		60.1	$0.28

FY10 Non-GAAP	9,026.0	1,485.0	16.5%	1,089.2	$5.02
FY11 Reported	10,082.0	1,622.2	16.1%	1,215.3	$5.59	13.0%		8.5%	4.5%

FY11 Acquisition — related costs		48.5		31.6	$0.14

FY11 Non-GAAP	10,082.0	1,670.7	16.6%	1,246.9	$5.73	13.3%		8.5%	4.8%

GAAP Growth — FY11		16.8%	0.7%		17.9%
Non-GAAP EPS Growth — FY11		12.5%	0.1%		14.1%
FY11 Reported restated(1)	9,673.7	1,508.1	15.6%	1,134.3	$5.22
Non-GAAP FY11 restated(1)	9,673.7	1,556.6	16.1%	1,165.9	$5.36
FY12 Reported	9,611.7	1,282.4	13.3%	999.2	$4.66	10.2%		8.0%	2.2%

Spanish tax settlement				43.8	$0.20
Spanish tax ruling				(58.3)	($0.27)
Cost reduction plan charge		86.8		60.6	$0.28
Gain on previously held equity interest		(85.9)		(54.6)	($0.25)
Polyurethane Intermediates business actions		54.6		34.8	$0.16
Photovoltaire market actions		186.0		127.0	$0.59

FY12 Non-GAAP	9,611.7	1,523.9	15.9%	1,152.5	$5.37	11.5%		8.0%	3.5%

GAAP Growth — FY12		(15.0%)	(2.3%)		(10.7%)
Non-GAAP Growth — FY12		(2.1%)	(0.2%)		0.2%
FY13 Reported	10,180.4	1,324.4	13.0%	1,004.2	$4.73	8.9%		8.0%	0.9%

Q413 Business restructuring		231.6		157.9	$0.74
Q413 Advisory costs		10.1		6.4	$0.03

FY13 Non-GAAP	10,180.4	1,566.1	15.4%	1,168.5	$5.50	11.0	% (2)	8.0%	3.0%

GAAP Growth — FY13		3.3%	(0.3%)		1.5%
Non-GAAP EPS Growth — FY13		2.8%	(0.5%)		2.4%
GAAP 3 Year Average					2.9%				2.5%
Non-GAAP 3 Year Average					5.6%				3.8%

(1)	Restated FY11 starting point to reflect the Company’s Homecare business being moved to Discontinued Operations.

(2)	Excludes a negative 90 basis point impact of the Company’s acquisition of a controlling interest in Indura S.A.

A-1

APPENDIX B

PERFORMANCE ALIGNMENT REPORT

During fiscal year 2013, the Committee engaged Farient to conduct a pay for performance analysis which assessed the alignment of the Company’s Executive Officer compensation program outcomes and performance results. Farient developed the Performance Alignment Report that measures: (1) the sensitivity of Performance-Adjusted Compensation1 (PAC) to TSR performance; and (2) the reasonableness of Performance-Adjusted Compensation for the Company’s revenue size, Peer Reference Group2, and TSR performance.3 This chart illustrates the sensitivity of the Company’s CEO pay to performance between 2003 and 2013.

•

The Alignment Zone, marked by the thick gray lines, indicates the reasonable range of pay outcomes for the performance delivered based on the Company’s size and the historical pay-for-performance experience of the Peer Reference Group.

•	The left to right upward slope of the Company’s pay to performance line indicates that the Company’s CEO pay increases with TSR and vice versa.

•	The solid positioning of the Company’s pay to performance line within the Alignment Zone reflects the reasonableness of the program relative to the Peer Reference Group.

Air Products & Chemicals, Inc. vs. Peers

Pay for Performance Alignment

Over 3 Year Period Ending in Year Shown

Farient concluded the Company’s compensation outcomes were reasonable relative to its peers and the performance delivered and sensitive to performance over time.

[1]

Performance-Adjusted Compensation is a trademark of Farient developed to measure actual compensation outcomes after performance rather than target compensation before performance. See Ferracone, R. A. (2010). Fair Pay, Fair Play, San Francisco. Jossey-Bass, pages 41-44 for an explanation of their methodology.

[2]	See “Benchmarking” on page 44 for more information about the Peer Reference Group.

[3]

Farient compared Performance-Adjusted CEO Compensation (covering salary, short-term incentives, and long-term incentives) for the Company over rolling three-year periods to TSR for the same rolling three-year periods, and tested the results against similar variables for the Company’s Peer Reference Group. The pay lines represent a regression line based on data points showing historical Performance-Adjusted CEO Compensation of the Company and the Peer Reference Group. Each data point reflects Performance-Adjusted Compensation for a three year period (ending in the year noted on the chart for the Company) and TSR for the same period. The points are inflation- and size-adjusted.

B-1

APPENDIX C

MARKET REFERENCE GROUP

Amway

Apache Corporation

Arrow Electronics, Inc.

Avery Dennison Corporation

Avon Products, Inc.

Baker Hughes, Inc.

Cameron International

Campbell Soup Company

Celanese

Celestica

Colgate-Palmolive Company

ConAgra Foods, Inc.

Corning, Inc.

Cummins, Inc.

DCP Midstream, LLC

Dean Foods Company

Devon Energy

Dole Food Company, Inc.

Domtar Corporation

Dover Corporation

Dr. Pepper Snapple Group

Ecolab

EOG Resources, Inc.

Estee Lauder Companies, Inc.

Federal-Mogul Corporation

Freeport McMoRan Copper and Gold, Inc.

General Mills, Inc.

Goodrich Corporation

H. J. Heinz Company

Halliburton Company

Holly Corporation

Hormel Foods Corporation

Jabil Circuit, Inc.

Kellogg Company

Keystone Foods, LLC

Kimberly Clark

Kinder Morgan, Inc.

Land O’Lakes, Inc.

Lorillard Inc.

Mattel, Inc.

MeadWestvaco Corporation

MillerCoors LLC

Navistar, Inc.

ONEOK, Inc.

Owens Corning

Owens-Illinois, Inc.

PACCAR

Parker Hannifin Corporation

Peabody Energy Corporation

Pitney Bowes, Inc.

Reynolds American, Inc.

Sara Lee Corp.

SC Johnson

Stryker Corporation

TE Connectivity

Textron Inc.

The Hershey Company

The Sherwin-Williams Company

The Williams Companies, Inc.

Transocean, Inc.

United States Steel Corporation

VF Corporation

Visteon Corporation

Western Digital

Whirlpool Corporation

PEER REFERENCE GROUP

3M Co.

Cooper Industries Ltd.

Danaher Corp.

Dover Corp.

Du Pont (E. I.) De Nemours

Eastman Chemical Co.

Eaton Corporation

Ecolab Inc.

Illinois Tool Works

Parker-Hannifin Corp.

PPG Industries Inc.

Praxair, Inc.

Rockwell Automation Inc.

SPX Corporation

C-1

Driving Directions to Air Products and Chemicals, Inc. Corporate Headquarters

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

610-481-4911

From Pennsylvania Turnpike (US 476)

–	Take Lehigh Valley Exit 56 (formerly exit 33) from Turnpike to Route 22 West, Harrisburg.

–	Follow Route 22 West to Trexlertown Exit (Exit 49A off Route 22 and I-78) onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to the traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 22

–	Take Exit 49A from Route 22 and I-78 onto Route 100 South.

–	Proceed on Route 100 South for 3 miles; continue straight, and at this point Route 100 becomes Trexlertown Road.

–	Proceed one more mile to a traffic light at Trexlertown Road and Hamilton Boulevard.

–	Turn left onto Hamilton Boulevard. Go under the RR bridge and proceed to the second traffic light.

–	Turn left at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 North and I-78 West

–	Take Exit 54A to Route 222 South.

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

From Route 309 South and I-78 East

–	Take Exit 54. At the bottom of the ramp, turn right onto Route 222 South.

–	Follow 222 South to the traffic light at Mill Creek Road.

–	Turn left on Millcreek Road Proceed to Hamilton Boulevard.

–	Proceed south on Hamilton Boulevard.

–	Corporate Office is located on right side of highway. Turn right at the “Visitor Entrance” sign (Gate 2) into the Air Products complex.

VOTE BY INTERNET - www.proxyvote.com
AIR PRODUCTS AND CHEMICALS, INC. 7201 HAMILTON BLVD. ALLENTOWN, PA 18195-1501

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 22, 2014 (January 20, 2014 for Retirement Savings Plan Participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 22, 2014 (January 20, 2014 for Retirement Savings Plan Participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64242-P45003-Z62002	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIR PRODUCTS AND CHEMICALS, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	ELECTION OF DIRECTORS: To elect each of the nominees listed below as director for a three-year term:

	Nominees:	For	Against	Abstain
	1a. Chadwick C. Deaton	☐	☐	☐
	1b. Edward L. Monser	☐	☐	☐
	1c. Matthew H. Paull	☐	☐	☐				For	Against	Abstain
	1d. Lawrence S. Smith	☐	☐	☐	3.	ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION. To approve the compensation		☐	☐	☐
2.	APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐		of named executive officers.
	Ratification of appointment of KPMG LLP, as independent registered public accountants for fiscal year 2014.				4.	APPROVAL OF AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION. To amend the certificate of incorporation to phase out and eliminate the classified board.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Admission Ticket

Annual Meeting of

Air Products and Chemicals, Inc.

Thursday, January 23, 2014 - 2:00 p.m.

Air Products and Chemicals, Inc. Corporate Headquarters

7201 Hamilton Boulevard

Allentown, PA

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M64243-P45003-Z62002

Air Products and Chemicals, Inc. Annual Meeting of Stockholders - January 23, 2014 Proxy This proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints John E. McGlade, M. Scott Crocco and John D. Stanley, or any one of them, with full power of substitution, to represent the undersigned at the annual meeting of stockholders of Air Products and Chemicals, Inc. on Thursday, January 23, 2014, at 2:00 p.m., and at any adjournments thereof, and to vote at such meeting the shares which the undersigned would be entitled to vote if personally present, as directed on the reverse side, and to vote in their judgment upon all other matters which may properly come before the meeting and any adjournments thereof. This proxy will be voted as directed, but if no instructions are given for voting on the matters listed on the reverse side, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders, or any one of them, will have discretion to vote on those matters in accordance with their best judgment. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if so desired.

Air Products and Chemicals, Inc. Retirement Savings Plan Participants

The person signing on the reverse directs that Fidelity Management Trust Company As Trustee for the Air Products and Chemicals, Inc. Retirement Savings Plan (the “Plan”) vote the shares of common stock of Air Products and Chemicals, Inc. (“shares”) represented by units of interest allocated to his or her account under the Plan at the annual meeting of stockholders of Air Products and Chemicals, Inc. to be held on January 23, 2014 as directed on the reverse side.

The Trustee will tabulate the instructions from all participants and vote shares held in the Plan according to the instructions. The Trustee will vote shares held in the Plan for which no voting instructions are received by January 20, 2014 in the same proportions and manner as shares held in the Plan for which instructions have been received.

Continued and to be signed on reverse side